UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

RAYONIER INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Corporate Headquarters

April 1, 2013

Dear Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders on Thursday, May 16, 2013, at the Hyatt Regency Jacksonville Riverfront Hotel, 225 East Coastline Drive, Jacksonville, Florida, at 4:00 p.m. local time. In the following Notice of 2013 Annual Meeting and Proxy Statement, we describe the matters you will be asked to vote on at the meeting.

Once again, we are pleased to utilize the Securities and Exchange Commission rules allowing us to furnish our proxy materials to you over the Internet. We believe this allows us to provide the information you need in a more timely, efficient and cost-effective manner.

As always, your vote is very important. I urge you to vote on the Internet, by telephone or by mail in order to be certain that your shares are represented at the meeting, even if you plan to attend.

PAUL G. BOYNTON
Chairman, President and Chief Executive Officer

Rayonier Inc.        1301 Riverplace Boulevard        Jacksonville, FL 32207

Telephone (904) 357-9100        Fax (904) 357-9101

Corporate Headquarters

April 1, 2013

NOTICE OF 2013 ANNUAL MEETING

Notice is hereby given that the 2013 Annual Meeting of Shareholders of Rayonier Inc., a North Carolina corporation, will be held at the Hyatt Regency Jacksonville Riverfront Hotel, 225 East Coastline Drive, Jacksonville, Florida on Thursday, May 16, 2013 at 4:00 p.m. local time, for purposes of:

1)	electing three directors named herein to terms expiring in 2014;

2)	reapproving the material terms of performance-based awards under the Rayonier Non-Equity Incentive Plan;

3)	approving, in a non-binding vote, the compensation of our named executive officers as disclosed in the attached Proxy Statement;

4)	ratifying the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2013; and

5)	acting upon such other matters as may properly come before the meeting.

All Rayonier shareholders of record at the close of business on March 18, 2013 are entitled to vote at the meeting.

We urge you to vote your shares over the Internet, by telephone or through the mail at your earliest convenience.

W. EDWIN FRAZIER, III
Senior Vice President, Chief Administrative Officer and Corporate Secretary

Rayonier Inc.        1301 Riverplace Boulevard        Jacksonville, FL 32207

Telephone (904)357-9100          Fax (904) 357-9101

PROXY STATEMENT

2013 Annual Meeting of Shareholders of Rayonier Inc.

Thursday, May 16, 2013

The 2013 Annual Meeting of Shareholders of Rayonier Inc. (the “Annual Meeting”) will be held on May 16, 2013, for the purposes set forth in the accompanying Notice of 2013 Annual Meeting. This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation by the Board of Directors of proxies to be used at the meeting and at any adjournment of the meeting. We may refer to Rayonier in this Proxy Statement as “we”, “us”, “our”, the “Company” or “Rayonier”.

GENERAL INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

This year we are once again utilizing the Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to shareholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials (“Internet Notice”) by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. The Internet Notice tells you how to access and review the Proxy Statement and our 2012 Annual Report to Shareholders (the “Annual Report”), which includes our 2012 Annual Report on Form 10-K, including financial statements, as well as how to submit your proxy over the Internet. If you received the Internet Notice and would still like to receive a printed copy of our proxy materials, simply follow the instructions for requesting printed materials included in the Internet Notice.

The Internet Notice, these proxy solicitation materials and our Annual Report were first made available on the Internet and mailed to certain shareholders on or about April 1, 2013.

The Notice of 2013 Annual Meeting, this Proxy Statement and our Annual Report are available at www.ProxyVote.com.

QUESTIONS AND ANSWERS

Q:	WHAT AM I VOTING ON?

A:

You are being asked by the Company to vote on four matters: (1) the election of three directors: C. David Brown, II, John E. Bush and Thomas I. Morgan (more information on each nominee is included on page 8); (2) reapproval of the material terms of performance-based awards under the Rayonier Non-Equity Incentive Plan (beginning on page 42); (3) the approval, in a non-binding vote, of the compensation of our named executive officers as disclosed in this Proxy Statement (referred to herein as “Say on Pay”, on page 45); and (4) the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013 (beginning on page 46). The Board of Directors recommends that you vote “FOR” each of the director nominees listed above and “FOR” each of the other proposals.

Q:	WHO IS ENTITLED TO VOTE?

A:	The record holder of each of the 125,492,240 shares of Rayonier common stock (“Common Shares”) outstanding at the close of business on March 18, 2013 is entitled to one vote for each share owned.

Q:	HOW DO I VOTE?

A:	You can vote in any one of the following ways:

•	You can vote on the Internet by following the “Vote by Internet” instructions on your Internet Notice or proxy card.

•	You can vote by telephone by following the “Vote by Phone” instructions on the www.ProxyVote.com website referred to in the Internet Notice.

•

If you receive hard-copies of the proxy solicitation materials, you can vote by mail by signing and dating your proxy card and mailing it in the provided prepaid envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed and dated card but do not provide voting instructions, your shares will be voted in accordance with the recommendations of the Board of Directors.

•

You can vote in person at the Annual Meeting by delivering a completed proxy card or by completing a ballot available upon request at the meeting. However, if you hold your shares in a bank or brokerage account rather than in your own name, you must obtain a legal proxy from your stockbroker in order to vote at the meeting.

Regardless of how you choose to vote, your vote is important and we encourage you to vote promptly.

Q:	HOW DO I VOTE SHARES THAT I HOLD THROUGH AN EMPLOYEE BENEFIT PLAN SPONSORED BY THE COMPANY?

A:	If you hold shares of the Company through any of the following employee benefit plans, you vote them by following the instructions above:

Rayonier Investment and Savings Plan for Salaried Employees

Rayonier Inc. Savings Plan for Non-Bargaining Unit Hourly Employees at Certain Locations

Rayonier-Jesup Mill Savings Plan for Hourly Employees

Rayonier Inc.-Fernandina Mill Savings Plan for Hourly Employees

Note that if you do not vote your shares held in any of these Company employee benefit plans or do not specify your voting instructions on your proxy card, the trustee of the employee benefit plans will vote your plan shares in the same proportion as the shares for which voting instructions have been received. To allow sufficient time for voting by the trustee, your voting instructions for employee benefit plan shares must be received by May 13, 2013.

Q:	IS MY VOTE CONFIDENTIAL?

A:

Proxy cards, ballots and reports of Internet and telephone voting results that identify individual shareholders are mailed or returned directly to Broadridge Financial Services, Inc. (“Broadridge”), our vote tabulator, and handled in a manner that protects your privacy. Your vote will not be disclosed except:

•	as needed to permit Broadridge to tabulate and certify the vote;

•	as required by law;

•	if we determine that a genuine dispute exists as to the accuracy or authenticity of a proxy, ballot or vote; or

•	in the event of a proxy contest where all parties to the contest do not agree to follow our confidentiality policy.

Q:	WHAT SHARES ARE COVERED BY MY INTERNET NOTICE OR PROXY CARD?

A:	You should have been provided an Internet Notice or proxy card for each account in which you own Common Shares either:

•	directly in your name as the shareholder of record, which includes shares purchased through any of our employee benefit plans; or

•	indirectly through a broker, bank or other holder of record.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR PROXY CARD?

A:

It means that you have multiple accounts in which you own Common Shares. Please vote all shares in each account for which you receive an Internet Notice or proxy card to ensure that all your shares are voted. However, for your convenience we recommend that you contact your broker, bank or our transfer agent to consolidate as many accounts as possible under a single name and address. Our transfer agent is Computershare. All communications concerning shares you hold in your name, including address changes, name changes, requests to transfer shares and similar issues, can be handled by making a toll-free call to Computershare at 1-800-659-0158. From outside the U.S. you may call Computershare at 201-680-6578.

Q:	HOW CAN I CHANGE MY VOTE?

A:	You can revoke your proxy and change your vote by:

•

voting on the Internet or by telephone before 11:59 p.m. Eastern Daylight Time on the day before the Annual Meeting or, for employee benefit plan shares, the cut off date noted above (only your most recent Internet or telephone proxy is counted);

•	signing and submitting another proxy card with a later date at any time before the polls close at the Annual Meeting;

•	giving timely written notice of revocation of your proxy to our Corporate Secretary at 1301 Riverplace Boulevard, Suite 2300, Jacksonville, Florida 32207; or

•	voting again in person before the polls close at the Annual Meeting.

Q:	HOW MANY VOTES ARE NEEDED TO HOLD THE MEETING?

A:

In order to conduct the Annual Meeting, a majority of the Common Shares outstanding as of the close of business on March 18, 2013 must be present, either in person or represented by proxy. All shares voted pursuant to properly submitted proxies and ballots, as well as abstentions and shares voted on a discretionary basis by banks or brokers in the absence of voting instructions from their customers, will be counted as present and entitled to vote for purposes of satisfying this requirement.

Q:	HOW MANY VOTES ARE NEEDED TO ELECT THE NOMINEES FOR DIRECTOR?

A:

The affirmative vote of a majority of the votes cast with respect to each nominee at the Annual Meeting is required to elect that nominee as a director. For this proposal, a majority of the votes cast means that the number of votes “FOR” a nominee must exceed the number of votes “AGAINST” a nominee. Abstentions will therefore not affect the outcome of director elections.

Please note that under New York Stock Exchange (“NYSE”) rules, banks and brokers are not permitted to vote the uninstructed shares of their customers on a discretionary basis (referred to as “broker non-votes”) in the election of directors. As a result, if you hold your shares through an account with a bank or broker and you do not instruct your bank or broker how to vote your shares in the election of directors, no votes will be cast on your behalf in the election of directors. Because broker non-votes will have no effect on the outcome of the vote, it is critical that you instruct your bank or broker if you want your vote to be counted in the election of directors.

Q:	HOW MANY VOTES ARE NEEDED TO APPROVE THE PROPOSAL TO REAPPROVE THE MATERIAL TERMS OF PERFORMANCE-BASED AWARDS UNDER THE RAYONIER NON-EQUITY INCENTIVE PLAN?

A:

The proposal to reapprove the material terms of performance-based awards under the Rayonier Non-Equity Incentive Plan will be approved if the number of votes cast “FOR” reapproval exceeds the number of votes cast “AGAINST” it. As a result, abstentions and broker non-votes will not affect the outcome of the proposal.

Since banks and brokers are not permitted to vote uninstructed shares for any company proposals relating to executive compensation, if you hold your shares through an account with a bank or broker and you do not instruct your bank or broker how to vote your shares on this proposal, no votes will be cast on your behalf with regard to approval of the proposal. Because broker non-votes will have no effect on the outcome of the vote, it is critical that you instruct your bank or broker if you want your vote to be counted in the approval of the proposal.

Q:	HOW MANY VOTES ARE NEEDED TO APPROVE THE “SAY ON PAY” PROPOSAL?

A:

The vote on the Say on Pay proposal is advisory only and non-binding on the Company or our Board of Directors. However, the proposal will be approved on a non-binding, advisory basis if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” it. Abstentions therefore will not affect the outcome of the proposal.

Banks and brokers are not permitted to vote uninstructed shares for any company proposals relating to executive compensation. As a result, if you hold your shares through an account with a bank or broker and you do not instruct your bank or broker how to vote your shares on this proposal, no votes will be cast on your behalf with regard to approval of the proposal. Because broker non-votes will have no effect on the outcome of the vote, it is critical that you instruct your bank or broker if you want your vote to be counted in the approval of the proposal.

Q:	HOW MANY VOTES ARE NEEDED TO APPROVE THE RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM?

A:

The proposal to ratify the appointment of the Company’s independent registered public accounting firm will be approved if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” it. As a result, abstentions will not affect the outcome. We do not anticipate that there will be any broker non-votes with regard to the proposal.

Q:	WILL ANY OTHER MATTERS BE VOTED ON?

A:

We do not expect any other matters to be considered at the Annual Meeting. However, if a matter not listed on the Internet Notice or proxy card is legally and properly brought before the Annual Meeting, the proxies will vote on the matter in accordance with their judgment of what is in the best interest of our shareholders. Under the Company’s bylaws, all shareholder proposals must have been received by December 4, 2012 to be considered for inclusion in this Proxy Statement, and all other shareholder proposals and director nominations must have been received between January 17 and February 15, 2013 to be otherwise properly brought before the Annual Meeting. As of March 15, 2013, we had not received any shareholder proposals or director nominations from shareholders to be acted upon at the Annual Meeting.

Q:	WHO WILL COUNT THE VOTES?

A:	Representatives of Broadridge will count the votes, however submitted. A Company representative will act as inspector of elections.

Q:	HOW WILL I LEARN THE RESULTS OF THE VOTING?

A:	We will announce the voting results of the proposals at the Annual Meeting and on a Form 8-K to be filed with the SEC no later than four business days following the Annual Meeting.

Q:	WHO PAYS THE COST OF THIS PROXY SOLICITATION?

A:

The Company pays the costs of soliciting proxies and has retained Innisfree M&A Incorporated (“Innisfree”) to aid in the solicitation of proxies. For these services the Company will pay Innisfree a fee of $17,500, plus expenses. The Company will also reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of the Common Shares. Additionally, directors, officers and employees may solicit proxies on behalf of the Company by mail, telephone, facsimile, email and personal solicitation. Directors, officers and employees will not be paid additional compensation for such services.

Q:	WHEN ARE SHAREHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS DUE?

A:

For a shareholder proposal (other than a director nomination) to be considered for inclusion in the Company’s proxy statement for the 2014 Annual Meeting of Shareholders (the “2014 Annual Meeting”), the Company’s Corporate Secretary must receive the written proposal at our principal executive offices no later than the close of business on December 2, 2013. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. The submission of a proposal in accordance with these requirements does not guarantee that we will include the proposal in our proxy statement or on our proxy card. Proposals should be addressed to:

Corporate Secretary

Rayonier Inc.

1301 Riverplace Boulevard, Suite 2300

Jacksonville, FL 32207

For a shareholder proposal (including a director nomination) to be properly brought before the shareholders at the 2014 Annual Meeting outside of the Company’s proxy statement, the shareholder must provide the information required by the Company’s bylaws and give timely notice in accordance with such bylaws, which, in general, require that the notice be received by the Company’s Secretary: (i) no earlier than the close of business on January 15, 2014; and (ii) no later than the close of business on February 14, 2014.

If the date of the 2014 Annual Meeting is moved more than 30 days before or more than 60 days after May 16, 2014, then notice of a shareholder proposal that is not intended to be included in the Company’s proxy statement must be received no earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of: (a) 90 days prior to the meeting; or (b) 10 days after public announcement of the meeting date.

We strongly encourage any shareholder interested in submitting a proposal for the 2014 Annual Meeting to contact our Corporate Secretary at (904) 357-9100 prior to submission in order to discuss the proposal.

ITEM 1—ELECTION OF DIRECTORS

The Board of Directors is responsible for establishing overall corporate policy and for overseeing management and the ultimate performance of the Company. The Board reviews significant developments affecting the Company and acts on matters requiring Board approval. The Board held 10 meetings during 2012.

Directors elected prior to the 2013 Annual Meeting were elected to three year terms of office, with three classes of directors having their terms end in successive years. At the 2012 Annual Meeting, shareholders approved amendments to the Company’s Articles of Incorporation to declassify the Board over a three-year period so that, beginning with the 2013 Annual Meeting, all director nominees will stand for election to one-year terms.

As a result, the terms of office of three directors, C. David Brown, II, John E. Bush and Thomas I. Morgan, will expire at the 2013 Annual Meeting, and each of these directors has been nominated to stand for election to a one-year term. The current terms of the other seven directors continue after the meeting. Consistent with our three-year Board declassification, six directors will stand for election to one-year terms at the 2014 Annual Meeting and, beginning in 2015, all directors will stand for election annually.

Accordingly, shareholders are being asked to vote on the election of three directors to serve until the 2014 Annual Meeting of Shareholders and their successors are duly elected and qualified. The Board has no reason to believe that any nominee will be unable to serve as a director. If, however, a nominee should be unable to serve at the time of the Annual Meeting, Common Shares properly represented by valid proxies will be voted in connection with the election of a substitute nominee recommended by the Board. Alternatively, the Board may either allow the vacancy to remain unfilled until an appropriate candidate is located or may reduce the authorized number of directors to eliminate the unfilled seat.

If any incumbent nominee for director should fail to receive the required affirmative vote of a majority of the votes cast with regard to his election, under North Carolina law (the Company’s state of incorporation) the director would remain in office as a “holdover” director until his successor is elected and qualified or he resigns, retires or is otherwise removed. In such a situation, our Corporate Governance Principles require the director to tender his resignation to the Board. The Nominating and Corporate Governance Committee (the “Nominating Committee”) would then consider such resignation and make a recommendation to the Board as to whether to accept or reject the resignation. The Board would then make a determination and publicly disclose its decision and rationale within 90 days after receipt of the tendered resignation.

Director Qualifications

We believe the members of our Board of Directors have the proper mix of relevant experience and expertise given the Company’s businesses and REIT structure, together with a level of demonstrated integrity, judgment, leadership and collegiality, to effectively advise and oversee management in executing our strategy. There are no specific minimum qualifications for director nominees other than a maximum permitted age of 72. However, in identifying or evaluating potential nominees, it is the policy of our Nominating Committee to seek individuals who have the knowledge, experience, diversity and personal and professional integrity to be most effective, in conjunction with the other Board members, in collectively serving the long-term interests of our shareholders. These criteria for Board membership are periodically evaluated by the Nominating Committee taking into account the Company’s strategy, its geographic markets, regulatory environment and other relevant business factors, as well as changes in applicable laws or listing standards.

A biography of each member of Rayonier’s current Board of Directors, including the three nominees for election, is set forth below. Also included is a statement regarding each director’s or nominee’s individual qualifications for Board service.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE THREE NOMINEES NAMED BELOW FOR ELECTION TO THE BOARD OF DIRECTORS.

Information as to Nominees for Election to the Board of Directors

Class I, Terms Expire in 2013

C. DAVID BROWN, II, Age 61	Director Since 2006

Mr. Brown is Chairman of Broad and Cassel (a law firm based in Orlando, Florida), a position he has held since 2000. Previously, he served as Managing Partner of the firm’s Orlando office from 1990. He joined the firm in 1980. Prior to joining Broad and Cassel, Mr. Brown was an associate with Rowland, Bowen and Thomas, P.A. and served as a First Lieutenant in the United States Air Force. Mr. Brown serves on the Board of Directors of CVS Caremark Corporation, as Chairman of the Board of Trustees for the University of Florida and on the Board of Directors of Orlando Health, a not-for-profit healthcare network. He holds bachelor’s and juris doctorate degrees from the University of Florida.

Over a 33-year legal career, Mr. Brown has developed and demonstrated expertise in finance, environmental and land use issues, particularly in complex jurisdictions, as well as extensive experience in structuring real estate transactions. We believe his experience and expertise facilitate our Board’s discussions regarding our timberland and real estate assets.

JOHN E. BUSH, Age 60	Director Since 2008

Mr. Bush is President of Jeb Bush and Associates (a consulting firm). He served as the 43rd Governor of the State of Florida from 1999 until 2007. Prior to his election as Governor, Mr. Bush worked as a real estate executive and pursued other entrepreneurial ventures from 1981 to 1998, and served as Secretary of Commerce for the State of Florida from 1987 to 1988. He formed and serves as chairman of The Foundation for Florida’s Future, a non-profit public policy organization, and the Foundation for Excellence in Education, a non-profit charitable organization. Mr. Bush serves on the Boards of Directors of Tenet Healthcare Corporation and Swisher Hygiene Inc. He holds a bachelor’s degree in Latin American affairs from the University of Texas at Austin.

In addition to his invaluable political experience in the State of Florida, Mr. Bush has expertise in the real estate industry and brings a unique understanding of global public policy issues. Given this background, we believe Mr. Bush brings a valuable perspective to our Board’s consideration of the issues facing our land holdings and global performance fibers business.

THOMAS I. MORGAN, Age 59	Director Since 2012

Mr. Morgan has been the Chairman of Baker & Taylor, Inc. (a leading distributor of books, videos, and music products to libraries, institutions and retailers) since July 2008, and served as the Chief Executive Officer 2008 to 2012. Mr. Morgan served as the Chief Executive Officer of Hughes Supply Inc. (a diversified wholesale distributor of construction, repair and maintenance-related products) from 2003 to 2006, as President from 2001 to 2006, and as Chief Operating Officer from 2001 to 2003. Previously, he served as Chief Executive Officer of EnfoTrust Network, Value America and US Office Products. He served for 22 years at Genuine Parts Company in positions of increasing responsibility from 1975 to 1997. Mr. Morgan is a director of Baker & Taylor, Inc., Tech Data Corporation and ITT Educational Services, Inc. He formerly served as a director of Waste Management, Inc. Mr. Morgan holds a bachelor’s degree in Business Administration from the University of Tennessee.

Mr. Morgan brings both public and private company CEO experience and a deep understanding of distribution and global supply chain management. As a result, we believe he is particularly well suited to contribute to Board discussions regarding overall management and governance issues and our increasingly global performance fibers and timber businesses.

Information as to Other Directors

Class II, Terms Expire in 2014

PAUL G. BOYNTON, Age 48	Director Since 2011

Mr. Boynton is Chairman, President and Chief Executive Officer of the Company, a position he has held since May 2012. Previously he held a number of positions of increasing responsibility with Rayonier, including Senior Vice President, Performance Fibers from 2002 to 2008, Senior Vice President, Performance Fibers and Wood Products from 2008 to 2009, Executive Vice President, Forest Resources and Real Estate from 2009 to 2010, President and Chief Operating Officer from 2010 to 2011 and President and Chief Executive Officer from January 2012 to May 2012. Mr. Boynton joined the Company as Director, Specialty Pulp Marketing and Sales in 1999. Prior to joining Rayonier, he held positions with 3M Corporation from 1990 to 1999, including as Global Brand Manager, 3M Home Care Division. Mr. Boynton serves on the Board of Directors of The Brink’s Company and is a director of the National Alliance of Forest Owners. He holds a bachelor’s degree in Mechanical Engineering from Iowa State University, an MBA from the University of Iowa, and graduated from the Harvard University Graduate School of Business Advanced Management Program.

Mr. Boynton has direct operational experience leading each of our three core businesses with resulting significant international experience and long-standing relationships with our major customers. We believe this history with Rayonier, together with his marketing and engineering background, make Mr. Boynton uniquely well suited to contribute to Board considerations of operational and strategic decisions and to manage our core businesses.

MARK E. GAUMOND, Age 62	Director Since 2010

Mr. Gaumond is the former Americas Senior Vice Chair – Markets of Ernst & Young (a global leader in assurance, tax, transaction and advisory services), a position he held from 2006 to 2010. Previously he served as Ernst & Young’s Managing Partner, San Francisco from 2003 to 2006 and as an audit partner on several major clients. Prior to joining Ernst & Young, Mr. Gaumond was a Managing Partner with Arthur Andersen from 1994 to 2002 and a partner in the firm’s audit practice from 1986 to 1994. Mr. Gaumond serves on the Boards of Directors of Booz Allen Hamilton Holding Corporation, the Fishers Island Development Corporation, the Walsh Park Benevolent Corporation and on the Board of Trustees of the California Academy of Sciences. He holds a bachelor’s degree from Georgetown University, College of Arts and Sciences and an MBA from the Leonard N. Stern School of Business, New York University. In addition, Mr. Gaumond is a member of The American Institute of Certified Public Accountants.

Mr. Gaumond has 35 years of managerial, financial and accounting experience working extensively with senior management, audit committees and boards of directors of public companies, including several in the forest products industry. We believe Mr. Gaumond’s experience and financial expertise allow him to contribute strongly to our Board’s oversight of the Company’s overall financial performance, reporting and controls.

DAVID W. OSKIN, Age 70	Director Since 2009

Mr. Oskin is President of Four Winds Ventures, LLC (a private investment and advisory company). He was Executive Vice President of International Paper Company (a paper, packaging and forest products company) from 1996 to 2003. Previously Mr. Oskin was Chief Executive Officer of Carter Holt Harvey Limited (a New Zealand-based forest products company) from 1992 to 1996 and Senior Vice President of International Paper from 1975 to 1992. Mr. Oskin is a director of Verso Paper Corp., Samling Global Limited, and Big Earth Publishing LLC, and serves as Chair Emeritus of the Board of Trustees of Widener University. Mr. Oskin holds bachelor and doctoral degrees from Widener University.

Mr. Oskin has long and extensive experience in the global forest products industry, having managed both manufacturing and timber operations, and also brings global public company board experience to Rayonier. We believe this industry experience is particularly well suited to assisting the Board in understanding the key drivers of our timber and performance fibers businesses.

Class III, Terms Expire in 2015

RICHARD D. KINCAID, Age 51	Director Since 2004

Mr. Kincaid is the President and Founder of the BeCause Foundation (a non-profit corporation that heightens awareness of complex social problems and promotes change through the power of film). He is also an investor and adviser to twelve early stage companies that are in the social media, healthcare, beverage and media industries. Mr. Kincaid was the President, Chief Executive Officer and a trustee of Equity Office Properties Trust (an owner and manager of office buildings and, at the time, the largest U.S. real estate investment trust) until 2007. He was named President of Equity Office in 2002 and Chief Executive Officer in 2003. Mr. Kincaid joined Equity Office Properties Trust as a Senior Vice President in 1996, was named Chief Financial Officer in 1997 and Executive Vice President and Chief Operating Officer in 2001. He previously served as Senior Vice President and Chief Financial Officer of Equity Office Holdings, L.L.C. (a predecessor of Equity Office Properties Trust), and was Senior Vice President of Equity Group Investments, Inc. (a private investment company). Mr. Kincaid serves on the Boards of Directors of Vail Resorts, Inc. and Strategic Hotels & Resorts, Inc. He is a graduate of Wichita State University and holds an MBA from the University of Texas.

Mr. Kincaid has significant financial expertise together with broad experience in the real estate industry and a deep understanding of the structural and strategic implications of REIT status. We believe his experience and expertise are particularly well suited to assist the Board in understanding the opportunities and challenges presented by our REIT structure, as well as overseeing the Board’s management of our real estate business and general financing decisions.

V. LARKIN MARTIN, Age 49	Director Since 2007

Ms. Martin is the Managing Partner of Martin Farm and Vice President of The Albemarle Corporation (family businesses with interests in agriculture and timberland), positions she has held since 1990. She also served as Chairman of the Board of Directors of the Federal Reserve Bank of Atlanta from 2007 until 2008 and is a director and officer of Servico, Inc. and Cottonseed, LLC (operations involved in cotton ginning, warehousing and whole cottonseed sales). Ms. Martin is a Trustee of The Farm Foundation, a past Chairman of the Board of Directors of The Cotton Board, a member of the President’s Advisory Council of the University of Alabama in Birmingham and has been named a 2012 Eisenhower Fellow for agriculture. She holds a bachelor’s degree from Vanderbilt University.

Ms. Martin has direct operating experience in the land-based businesses of agriculture and timberland management, particularly in the southeastern United States, together with an understanding of national and regional financial markets. We believe this skill set allows Ms. Martin to add substantial value to Board discussions regarding our forest resources business and overall economic forces and trends impacting the Company.

JAMES H. MILLER, Age 64	Director Since 2011

Mr. Miller served as Chairman of PPL Corporation (an energy and utility holding company) from 2006 until his retirement in March 2012. He also served as Chief Executive Officer of PPL from 2006 to 2011, President from 2005 to 2011 and Executive Vice President and Chief Operating Officer from 2004 to 2005. Mr. Miller joined PPL in 2001 as President of PPL Generation, LLC, a subsidiary that operates power plants in the United States. Previously, Mr. Miller was Executive Vice President of USEC Inc., and President of two ABB Group subsidiaries: ABB Environmental Systems and ABB Resource Recovery Systems. He also served as President of the former UC Operating Services. He began his career in the electric utility industry at the former Delmarva Power & Light Co. Mr. Miller serves on the Board of Crown Holdings, Inc. He earned a bachelor’s degree in electrical engineering from the University of Delaware after serving in the U.S. Navy nuclear submarine program.

Mr. Miller brings both domestic and international senior management experience to our Board. We believe his experience leading a highly-regulated public utility company, and his resulting expertise with regard to safety, environmental regulation and governmental and regulatory agency relations, are particularly relevant to Board oversight of our manufacturing operations.

RONALD TOWNSEND, Age 71	Director Since 2001

Mr. Townsend is an independent communications consultant, based in Jacksonville, Florida since 1997. He retired from Gannett Company (a diversified news and information company) in 1996 after serving 22 years in positions of increasing responsibility, including as President of Gannett Television Group. Mr. Townsend serves on the Board of the Jacksonville Electric Authority and as a trustee of the University of North Florida. He attended The City University of New York, Bernard Baruch.

Mr. Townsend brings significant experience in media and public relations issues to the Board and is familiar with public company board processes. We believe his background and expertise, including his political and civic activities in the Jacksonville, Florida area, provide the Board with a unique perspective on high-profile issues facing our core businesses.

CORPORATE GOVERNANCE

Corporate Governance Principles

Our Board of Directors operates under a set of Corporate Governance Principles, which includes guidelines for determining director independence and consideration of potential director nominees. The Corporate Governance Principles can be found on the Company’s website at www.rayonier.com. The Board, through the Nominating Committee, regularly reviews developments in corporate governance and best practices and, as warranted, modifies the Corporate Governance Principles, committee charters and key practices.

Director Independence

The Company’s Common Shares are listed on the NYSE. In accordance with NYSE rules, the Board makes affirmative determinations annually as to the independence of each director and nominee for election as a director. To assist in making such determinations, the Board has adopted a set of Director Independence Standards which conform to or are more exacting than the independence requirements set forth in the NYSE listing standards. Our Director Independence Standards are appended to the Company’s Corporate Governance Principles, available at www.rayonier.com. In applying our Director Independence Standards, the Board considers all relevant facts and circumstances.

Based on our Director Independence Standards, the Board has affirmatively determined that all persons who have served as directors of our Company at any time since January 1, 2012, other than former Chairman Lee M. Thomas (who retired in May 2012) and Mr. Boynton, are independent.

The Nominating Committee, on behalf of the Board of Directors, annually reviews any transactions undertaken or relationship existing between the Company and other companies in connection with which any of our directors are affiliated. The Board determined that none of the transactions or relationships identified for 2012 were material to the Company, the other companies or the subject directors.

Committees of the Board of Directors

As indicated below, our Board of Directors has three standing committees, each of which operates under a written charter available on the Investor Relations section of the Company’s website at www.rayonier.com.

Name of Committee and Members	Functions of the Committee	Number of Meetings in 2012
AUDIT: Richard D. Kincaid, Chair John E. Bush Mark E. Gaumond V. Larkin Martin James H. Miller Ronald Townsend

This committee is responsible for advising the Board concerning the financial structure of the Company and oversight of our accounting and financial reporting policies, processes and systems of internal control, including:

•    financings;

•    risk management policies;

•    investment policies;

•    performance of our pension and savings plans;

•    monitoring the independence and performance of our independent registered public accounting firm, with responsibility for such firm’s selection, evaluation, compensation and discharge;

•    approving, in advance, all of the audit and non-audit services provided to the Company by the independent registered public accounting firm;

•    facilitating open communication among the Board, senior management, internal audit and the independent registered public accounting firm; and

•    overseeing our enterprise risk management and legal compliance and ethics programs, including our Standard of Ethics and Code of Corporate Conduct.

		9

COMPENSATION AND MANAGEMENT DEVELOPMENT: C. David Brown, II, Chair John E. Bush Richard D. Kincaid Thomas I. Morgan David W. Oskin Ronald Townsend	This committee is responsible for overseeing the compensation and benefits of employees, including: • evaluating management performance, succession and development matters; • establishing executive compensation; • reviewing the Compensation Discussion and Analysis included in the annual proxy statement; • approving individual compensation actions for all senior executives other than our Chief Executive Officer; and • recommending compensation actions regarding our Chief Executive Officer for approval by our non-management directors.	5

NOMINATING AND CORPORATE GOVERNANCE: V. Larkin Martin, Chair C. David Brown, II Mark E. Gaumond James H. Miller Thomas I. Morgan David W. Oskin

This committee is responsible for advising the Board with regard to board structure, composition and governance, including:

•    establishing criteria for Board nominees and identifying qualified individuals for nomination to become Board members, including considering potential nominees recommended by shareholders;

•    recommending the composition of Board committees;

•    overseeing processes to evaluate Board and committee effectiveness;

•    recommending director compensation and benefits programs to the Board;

•    overseeing our corporate governance structure and practices, including our Corporate Governance Principles; and

•    reviewing and approving changes to the charters of the other Board committees.

		3

On average, our directors attended 98 percent of the aggregate meetings of the Board of Directors and committees on which they served during 2012. No director attended less than 75 percent of such meetings.

Non-Management Director Meetings and Lead Director

Our non-management directors met separately in five regularly scheduled meetings, chaired by the Lead Director, during 2012. The non-management directors elected Mr. Townsend to a two-year term as Lead Director in 2011.

Board Leadership Structure and Oversight of Risk

Paul Boynton has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since May 17, 2012. We believe that given the Board and committee structure and governance processes discussed above, the appropriate leadership structure for our Company is to have a combined Chairman and Chief Executive Officer together with a Lead Director, elected by and from the independent Board members, with clearly delineated and comprehensive duties including:

•	To act as intermediary between the non-management directors and the Chairman/CEO;

•	To suggest calling full Board meetings to the Chairman/CEO when appropriate;

•	To call meetings of the non-management directors;

•	To set the agenda for and lead meetings of the non-management directors;

•	To brief the Chairman/CEO on issues arising in the meetings of non-management directors;

•	To collaborate with the Chairman/CEO to set the agenda for Board meetings; and

•	To facilitate discussions among the non-management directors on key issues and concerns outside of Board meetings.

The combined Chairman and Chief Executive Officer role provides unambiguous reporting lines for management and allows the Company to communicate to customers, suppliers, shareholders, employees and other stakeholders with a single, consistent voice.

The Board oversees risk management at Rayonier by annually appointing the members of the Enterprise Risk Management (“ERM”) Committee, which consist of senior executives chaired by the Chief Executive Officer, who also serves as the Company’s Chief Risk Officer. The ERM Committee in turn appoints the members of business unit and staff function-level Risk Assessment and Mitigation teams, which continually identify and assess the material risks facing their respective business or function and submit semi-annual reports to the ERM Committee. These reports form the basis for the ERM Committee’s annual risk assessment whereby risks are evaluated and categorized based on probability, potential impact and the Company’s tolerance for the risk type, and used to develop a list of enterprise-level material risks which are reported to the Audit Committee for review and evaluation of mitigation strategies. The Audit Committee then assigns ongoing board level oversight responsibility for each material risk to either the full Board or the appropriate Board committee. The ERM Committee’s annual risk assessment with regard to the Company’s overall compensation policies and practices is approved by the Compensation and Management Development Committee. We believe that these governance practices, including the interaction of the various committees with our Chief Executive Officer, facilitate effective Board oversight of our significant risks, but have not affected our Board’s leadership structure.

Director Attendance at Annual Meeting of Shareholders

Directors are encouraged, but not required, to attend each Annual Meeting of Shareholders. At the 2012 Annual Meeting, all directors were in attendance.

Communications with the Board

Shareholders and other interested parties who would like to communicate their concerns to one or more members of the Board, a Board committee, the Lead Director or the independent non-management directors as a group may do so by writing to any such party at Rayonier, c/o Corporate Secretary, 1301 Riverplace Boulevard, Suite 2300, Jacksonville, Florida 32207. All concerns received will be appropriately forwarded and, if deemed appropriate by the Corporate Secretary, may be accompanied by a report summarizing such concerns.

Director Nomination Process

Potential director candidates may come to the attention of the Nominating Committee through current directors, management, shareholders and others. It is the policy of our Nominating Committee to consider director nominees submitted by shareholders based on the same criteria used in evaluating candidates for Board membership identified from any other source. The directions for shareholders to submit director nominations for the 2014 Annual Meeting are set forth beginning on page 5 under “When Are Shareholder Proposals for the 2014 Annual Meeting of Shareholders Due?” The Nominating Committee has from time to time utilized independent third-party search firms to identify potential director candidates.

Diversity

Our Nominating Committee has not adopted a formal diversity policy in connection with the consideration of director candidates or the selection of nominees. However, the Nominating Committee does utilize a skills-matrix to evaluate the specific personal and professional attributes of each director candidate versus those of the existing Board members to ensure diversity of experience and expertise among our directors. The Nominating Committee assesses such diversity through its annual assessment of Board structure and composition and review of the annual Board and committee performance evaluations.

Related Person Transactions

Our Board has adopted a written policy designed to minimize potential conflicts of interest in connection with Company transactions with related persons. Our policy defines a “Related Person” to include any director, executive officer or person owning more than five percent of the Company’s stock, any of their immediate family members and any entity with which any of the foregoing persons are employed or affiliated. A “Related Person Transaction” is defined as a transaction, arrangement or relationship in which the Company is a participant, the amount involved exceeds $120,000 and a Related Person has or will have a direct or indirect material interest.

To implement the policy, each year a Related Person list is compiled based on information obtained from our annual Director and Officer Questionnaires and, after review and consolidation by our Corporate Secretary, is provided to business unit, accounts payable, accounts receivable, financial, legal and communications managers and other persons responsible for purchasing or selling goods or services for the Company. Prior to entering into any transaction with a Related Person, the manager responsible for the potential transaction, or the Related Person, must provide notice to the Corporate Secretary setting out the facts and circumstances of the proposed transaction. If the Corporate Secretary determines that the transaction would constitute a Related Person Transaction, it is then submitted for consideration by the Nominating Committee, which will approve only those transactions determined to be in, or not inconsistent with, the best interests of the Company and its shareholders. In reviewing Related Person Transactions, the Nominating Committee considers:

•	the Related Person’s relationship to the Company and interest in any transaction with the Company;

•	the material terms of a transaction with the Company, including the type and amount;

•	the benefits to the Company of any proposed or actual transaction;

•	the availability of other sources of comparable products and services that are part of a transaction with the Company; and

•	if applicable, the impact on a director’s independence.

In the event we become aware of a completed or ongoing Related Person Transaction that has not been previously approved, it is promptly submitted to the Nominating Committee for evaluation and, if deemed appropriate, ratification.

In addition, each year the persons and entities identified as Related Persons are matched against the Company’s accounts payable and accounts receivable records to determine whether any Related Person participated in a transaction with the Company, regardless of the amount involved. A report of all such transactions is prepared by the Corporate Secretary and reviewed with the Nominating Committee to determine if any would constitute a Related Person Transaction under our policy or would require proxy statement disclosure under SEC rules and regulations.

For 2012, no Related Person Transactions were submitted to the Nominating Committee for approval or ratification, and no transaction with any Related Person was identified as requiring proxy statement disclosure.

Standard of Ethics and Code of Corporate Conduct

The Company’s Standard of Ethics and Code of Corporate Conduct is available on the Company’s website at www.rayonier.com.

Compensation Committee Interlocks and Insider Participation; Processes and Procedures

Each of Messrs. Brown, Bush, Kincaid, Morgan, Oskin and Townsend served as a member of our Compensation and Management Development Committee (the “Compensation Committee”) during the fiscal year ended December 31, 2012. No member of the Compensation Committee served as one of our officers or employees at any time during 2012 or had any related person transaction or relationship required to be disclosed in this Proxy Statement. None of our executive officers serve, or served during 2012, as a member of the board of directors or compensation committee of a public company with at least one of its executive officers serving on our Board or Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our executive compensation philosophy, and the primary programs supporting that philosophy, are long-standing and tightly focused on tying the success of management with that of our shareholders. We believe our compensation programs have been an important part of our ability to attract and retain a talented management team and to consistently out-perform our competitors in the delivery of long-term value to shareholders.

In 2012, Rayonier again achieved outstanding financial results including:

•	A total shareholder return of over 20%;

•	A record high share price;

•	A 15% increase in operating income; and

•	A 10% dividend increase to $0.44 per quarter, our third consecutive annual increase and our eighth in ten years.

We made significant progress on key strategic initiatives which will strengthen our core businesses including:

•	Growing our land base to more than 2.7 million acres; and

•	Staying on schedule to complete our cellulose specialties expansion project at our Jesup, Georgia operations in mid-2013.

We also completed our safest year on record, with reductions in both the number and severity of injuries.

Our 2012 results are discussed further beginning at page 25 (Results of Operations) of our 2012 Annual Report on Form 10-K.

The cornerstone of our compensation philosophy is to provide a substantial majority of senior executive compensation in the form of “at risk” performance-based incentives. For 2012, the portion of total target compensation (which is comprised of base salary and targeted annual and long-term incentive award levels) for our named executive officers allocated to such incentives ranged between 74 and 82 percent.

The primary components of our “at risk” performance-based incentives are long-term stock-based awards, specifically stock options and performance shares. The ultimate value of these awards to the executive is dependent upon our performance in delivering value to shareholders both in absolute terms (through stock options) and relative to our peers (through performance shares). We believe that tying a majority of our senior executives’ compensation directly to our ability to deliver shareholder value over a meaningful period of time is a powerful tool to (1) properly align management interests with those of our investors, (2) promote an “ownership” mentality among our executives that fosters the long-term perspective necessary for sustained success, and (3) minimize the possibility that our incentive programs could promote excessive risk taking.

Annual stock-based award grants are made, and the exercise price for options is set, on the first trading day of the year to remove discretion and avoid any concern that awards are “timed” to take advantage of market fluctuations or Company announcements, and our plans do not allow “repricing” of stock options. All of our corporate officers, including all of the named executive officers, are subject to minimum share ownership requirements and share retention mandates until such requirements are fully met. The Compensation and Management Development Committee (referred to in this discussion as the “Committee”) receives a report at each regular meeting showing the current number and value of all Rayonier shares owned by each senior executive, as well as vested and unvested equity awards.

Short-term incentives for our executives consist of an annual cash bonus based on the Company’s performance against budgeted earnings and cash flow metrics and the Committee’s assessment of management’s performance in obtaining identified strategic objectives. We also provide a competitive base salary and benefit package.

Our executives do not have employment agreements and, with the exception of accrued pension benefits, all of their compensation and benefits are subject to modification or cancellation by the Committee. Perquisites provided to our executives are limited to annual physical examinations and reimbursement of tax and financial planning expenses, subject to an annual dollar cap.

The Committee considers the over 94% approval received from shareholders under last year’s “Say-on-Pay” advisory vote as evidencing strong support for our compensation programs and practices. Accordingly, the Committee continued in 2012 to consistently adhere to its pay-for-performance philosophy and compensation system.

As detailed in the following discussion and analysis, our executive compensation and benefit programs are closely managed by the Committee and our Board of Directors, are well aligned with our business strategies, and provide a powerful and consistent incentive to our management team to continue to deliver above-market returns to our shareholders over the long-term.

Named Executive Officers for 2012

Throughout this Proxy Statement, the following individuals are referred to as our “named executive officers”. Their compensation is disclosed in the tables following this discussion and analysis.

•	Paul G. Boynton, our Chairman, President and Chief Executive Officer

•	Hans E. Vanden Noort, our Senior Vice President and Chief Financial Officer;

•	W. Edwin Frazier, III, our Senior Vice President, Chief Administrative Officer and Corporate Secretary;

•	Jack M. Kriesel, our Senior Vice President, Performance Fibers; and

•	Charles Margiotta, our Senior Vice President, Real Estate.

While the focus of the following disclosure is on the compensation for these officers, the types of compensation and benefits provided to them are generally similar to those provided to our other executives.

Roles of the Committee, Management and Advisors

The Committee has responsibility for establishing our compensation philosophy and for monitoring our adherence to it. The Committee reviews and approves compensation levels for all executive officers as well as all compensation, retirement, perquisite and benefit programs applicable to such officers.

The Committee establishes annual performance objectives for the Chief Executive Officer, evaluates his accomplishments and performance against those objectives, and, based on such evaluation, makes recommendations regarding his compensation for approval by the independent members of our Board of Directors.

All of these functions are set forth in the Committee’s Charter, which appears on our website (www.rayonier.com) and is reviewed annually by the Committee.

The Committee’s work is accomplished through a series of meetings, following a regular calendar schedule to ensure that all major elements of compensation are appropriately considered and that compensation and benefit programs are properly designed, implemented and monitored. Special meetings are held as needed to address matters outside the regular compensation cycle.

Working with the Committee Chair, Mr. Frazier prepares an agenda and supporting materials for each meeting. Messrs. Boynton and Frazier, along with our Vice President, Human Resources and Director,

Compensation, Benefits and Employee Services, generally attend Committee meetings by invitation, but are excused for executive sessions. The Committee invites other members of management to attend meetings as it deems necessary to cover issues within their specific areas of expertise or responsibility.

The Committee also seeks advice and assistance from compensation consultants and outside counsel. The Committee has engaged Exequity, LLP (“Exequity”) to provide advice, relevant market data and best practices to consider when making compensation decisions, including decisions involving the Chief Executive Officer and the programs applicable to senior executives generally. Exequity also provides the Committee meaningful input on program design features and the balance of pay among the various components of executive compensation. The Committee has assessed the independence of Exequity against the specific criteria under applicable SEC and NYSE rules. Total fees paid to Exequity for services in 2012 were $89,744.

Our Compensation Philosophy and Objectives

Our compensation philosophy emphasizes “pay for performance” programs designed to reward superior financial performance and sustained increases in the value of our shareholders’ investment in Rayonier, while recognizing the need to maintain competitive base pay, retirement, healthcare, severance and other fixed compensation programs. We strive to use long-term incentive compensation, rather than base salary or annual cash bonuses, to provide executives with an above-median compensation opportunity if they can, over time, drive increases in shareholder value and outperform our peers on a relative total shareholder return basis.

We have no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. However, our practice has been to pay a majority of the value of total compensation to our named executive officers in the form of long-term stock-based incentive compensation.

The primary compensation programs for our named executive officers are designed to reflect their success, both individually and as a management team, in attaining key objectives as established by the Committee or our Board of Directors, and to provide rewards based on meaningful measures of performance. The Committee considers adjustments to our compensation program each year in light of past experience, changes in the competitive environment, regulatory requirements and other relevant factors. In addition, the Committee periodically oversees a comprehensive strategic review of our executive compensation practices.

How We Set Executive Compensation

The Committee evaluates and balances each of the primary components of executive compensation at Rayonier. The role of each such component is discussed separately below, together with factors considered in the setting of executive compensation.

Setting Base Salary

We provide cash base salaries to meet competitive market demands based on each executive’s position, skills and experience. Each year, the Committee reviews the base salary of our Chief Executive Officer and each of his direct reports, including all of our named executive officers. In making adjustments (or, in the case of our Chief Executive Officer, recommendations for adjustment) to base salary levels, the Committee considers:

•	budgeted levels for annual salary merit and equity adjustments;

•	the executive’s level of responsibilities;

•	the executive’s experience and breadth of knowledge;

•	the executive’s individual performance as assessed through annual performance reviews;

•	the executive’s role in management continuity and development plans;

•	the perceived retention risk; and

•	internal pay equity factors.

Setting Annual Bonus Opportunities

We also provide cash compensation in the form of annual bonus incentives, which are designed to reward executives based on the Company’s financial performance against key budgeted financial metrics, and the attainment of identified strategic objectives. This is accomplished each year by the Committee adopting an Annual Corporate Bonus Program, which provides for a target bonus award for each executive based on salary grade, under the Rayonier Non-Equity Incentive Plan (the “Bonus Plan”). The Bonus Plan was approved by our shareholders in 2008. We are asking shareholders to reapprove the Bonus Plan’s performance metrics at this year’s Annual Meeting (see page 42).

Setting Long-Term Incentive Compensation

The Rayonier Incentive Stock Plan (the “Stock Plan”), which was approved by our shareholders in 2008, allows the Committee the flexibility to award long-term compensation incentives through a variety of equity-based awards. The Committee has historically chosen to award primarily stock options and performance shares. The Committee’s objective in granting such awards is to provide a strong incentive to our executives to focus on the ongoing creation of shareholder value by offering above-median compensation opportunities for sustained increases in the Company’s market valuation and out-performance of our peers on a total shareholder return basis. These award opportunities allow us to offer a competitive overall compensation package, and also further opportunities for share ownership by our executives in order to increase their proprietary interest in Rayonier and, as a result, their interest in our long-term success and commitment to creating shareholder value. The three-year vesting and payment periods for our stock-based awards also provide a retention incentive for our executives. Each year the Committee approves a dollar award value for each participating executive, which is converted into a specific number of stock options and performance shares on the grant date as discussed under “Long-Term Incentive Compensation” on page 23.

Internal Pay Equity Factors

By “internal pay equity” we mean seeing that relative pay differences among our executives are consistent with different job levels and responsibilities. Mr. Boynton, for example, holds the roles and responsibilities of Chairman, Chief Executive Officer and President. As a result, the Committee believes that he had substantially more responsibility and impact on shareholder value than any other named executive officer over the last year. Therefore, the Committee set his total 2012 compensation level appreciably higher in relation to that of other named executive officers, but at a level the Committee believes was appropriate and reflective of market practice.

Tax Considerations—Section 162(m)

Section 162(m) of the Internal Revenue Code (the “Tax Code”) precludes a public corporation from taking a deduction for compensation in excess of $1 million for its named executive officers unless certain criteria are satisfied. The Committee considers the anticipated tax treatment to Rayonier and the named executive officers in its review and establishment of compensation programs and payments. However, deductibility of compensation is only one factor that the Committee takes into account in setting executive compensation terms and levels and, in an appropriate case, would not preclude an award that is not deductible.

Use of Peer Group and Other Compensation Data

Given the diversity of our businesses and our REIT structure, we compete with companies across multiple industries for top executive-level talent. As such, the Committee studies market norms among both forest products industry peers and among comparably-sized general industry companies, and manages executive compensation within the ranges defined by these two groups. However, the Committee does not benchmark any individual executive’s compensation level to the median of any range or to certain amounts or percentages of compensation, but consistent with our emphasis on providing “pay for performance”, we generally expect our base salary and annual bonus opportunities to be lower in the ranges and our long-term incentive award opportunities to be higher in the ranges. Of course, variations from these general expectations may occur based on the expertise and experience level of a given executive as well as individual, company and market factors.

Consistent with past practice, in setting 2012 compensation levels for senior executives, including each of the named executive officers, the Committee reviewed salary, annual bonus and long-term incentive compensation levels at both comparably-sized general industry companies and industry peers. Specifically, Exequity, working with Hewitt Associates, performed a custom survey covering the 20 companies immediately above and the 20 companies immediately below Rayonier in the Standard & Poor’s 400 based on market capitalization (referred to in this discussion as the “Hewitt Survey”). Given the heavy asset management component of our businesses and the inherent variations in margins and revenues, we believe market capitalization is a better measure of overall management responsibility than revenues. The companies included in the Hewitt Survey are:

• Advanced Auto Parts • Avery Dennison Corp. • Ball Corp. • Constellation Brands • Donaldson Co. • Eastman Chemical Co. • Energizer Holdings • FMC • Foster Wheeler AG	• Gardner Denver • Global Payments • Hormel Foods Corp. • Iron Mountain • Joy Global Inc. • KBR, Inc. • Martin Marietta • Masco • McCormick & Co. • MeadWestvaco • Mohawk Industries	• Naico Company • Newell Rubbermaid • Owens Corning • Owens-Illinois • Pentair, Inc. • Pitney Bowes • Science Applications Int’l • Sealed Air • SPX • Textron • The Dun & Bradstreet	• The Estee Lauder Co. • The Hershey Co. • The Timken Co. • United Continental Holdings • Visteon • Vulcan Materials • Waters Corp. • Whirlpool • Wyndham Worldwide

We also had Exequity perform a proxy review of compensation levels for named executive officers at each of the peer group companies under the 2011 Performance Share Award Program (the “2011 Industry Peers”).1

2012 aggregate named executive officer target cash compensation fell between the medians for the 2011 Industry Peers and the Hewitt Survey, and aggregate targeted long-term incentives fell between the 75th percentiles for the two groups.

For 2012, any payouts under our Performance Share Award Program will be calculated based on the relative performance of Rayonier against a custom peer group of 13 forest products, real estate and REIT companies (the “2012 Performance Share Peer Group”), chosen by the Committee as those most likely to be considered “operational competitors” of one or more of Rayonier’s core businesses, along with 2 relevant market indices, (the S&P Midcap 400 Index and the NAREIT All Equity REIT Index). The 2012 Performance Share peer group consists of the following companies:

• Buckeye Technologies	• Mead-Westvaco	• St. Joe Company

• Deltic Timber	• Neenah Paper	• Tembec

• Domtar	• Plum Creek	• Weyerhaeuser

• Forestar	• Potlatch Corporation

• International Paper	• Sappi

[1]

Buckeye Technologies, Cousins Properties, Deltic Timber, Domtar, Forestar, International Paper, Mead-Westvaco, Neenah Paper, Plum Creek, Potlatch Corporation, Sappi, St. Joe Company, Tembec, TimberWest and Weyerhaeuser.

Components of Executive Compensation for 2012

Looking at the named executive officers as a group, 76% of their 2012 target total compensation was allocated to “at risk”, performance-based components consisting of annual bonus, performance shares and stock options, with the remaining 24% allocated to base salary (see “2012 Target Compensation Mix for Named Executive Officers” chart on page 16). Target non-cash compensation awarded to the named executive officers in 2012 ranged from 58% to 64% of their target total compensation. We believe this mix is both competitive within the marketplace and consistent with our executive compensation philosophy.

Base Salary

Base salary is the component of compensation that is fixed and intended to compensate our executives, based on their experience, expertise and job responsibilities, for work performed during the fiscal year. Our Annual Executive Salary Administration Plan, which sets budget levels for annual salary merit and equity adjustments, is structured to be generally consistent with market trends based on published salary survey data.

On January 1, 2012, Mr. Boynton was promoted to Chief Executive Officer and received a 33% increase, bringing his salary to $700,000. This increase was in recognition of his new responsibilities as Chief Executive Officer and to align his base salary with competitive market pay for his position. The other named executive officers received salary increases averaging 2.7% for 2012. With the exception of Mr. Boynton, all salary adjustments were effective April 1, 2012.

Annual Bonus Awards

Payments under our Bonus Plan are based on Rayonier’s performance for the year with regard to: (i) key corporate financial metrics measured against budgeted levels, and (ii) identified strategic objectives.

Setting 2012 Target Bonus Awards.    The Committee established a target bonus for each named executive officer as a percentage of base salary, with the applicable percentage set uniformly by salary grade. For 2012 the target bonus percentages of base salary for the named executive officers were as follows: Mr. Boynton, 100%; Messrs. Vanden Noort and Frazier, 65%; and Messrs. Kriesel and Margiotta, 61%.

Under the Bonus Plan, the awards for named executive officers are funded at the maximum allowable award level, equal to 200% of target awards, once threshold financial levels of performance are met. The funded award levels are then subject to adjustment by the Committee’s exercise of negative discretion based on performance against the financial and strategic performance metrics set at the beginning of the year, and a subjective evaluation of the executive’s performance against individual performance objectives, also set at the beginning of the year. Individual objectives for 2012, which consist of personal performance goals outside of the executive’s normal job responsibilities, were approved by the Committee for Mr. Boynton and by Mr. Boynton for the other named executive officers. This funding mechanism for named executive officers is a result of the Committee’s desire to have maximum flexibility in setting award levels for these executives within the limitations on discretionary adjustments of performance-based awards under Section 162(m) of the Tax Code.

Setting 2012 Performance Factors.    The Committee established performance factors for the 2012 Annual Corporate Bonus Program (the “2012 Bonus Program”) prior to the beginning of the year. The performance factors were designed to focus management on the two financial metrics considered most critical to Rayonier in measuring annual performance: Net Income and Cash Available for Distribution, or “CAD”. The Committee selected these financial metrics due to the importance of earnings and cash generation given our REIT structure and the importance investors continue to place on our ability to pay, and grow, our dividend.

CAD measures the Company’s ability to generate cash that can be distributed to shareholders as dividends or used for strategic acquisitions, debt reduction or share repurchases. We define CAD as Cash Provided by Operating Activities2 adjusted for capital spending, the tax benefits associated with certain strategic acquisitions,

[2]	GAAP measure included in our Consolidated Statements of Cash Flow in our 2012 Financial Statements.

the change in committed cash, and other items which include cash provided by discontinued operations, proceeds from matured energy forward contracts, excess tax benefits on stock based compensation and the change in capital expenditures purchased on account.

In exercising its discretion in determining the bonus award for each named executive officer, the Committee’s initial consideration is the level of the officer’s “formula award”, calculated based on actual performance against the financial metrics and strategic objectives, weighted 80% and 20% respectively. Accordingly, such formula award is determined based 80% on the Company’s performance for the year with regard to Net Income and CAD as measured against budgeted levels and weighted equally, and 20% based on our performance against identified strategic objectives.

The payout percentages calculated based on performance against the financial metrics and the strategic objectives are added together to create a single measurement of performance that we call our Corporate Performance Factor, or “CPF”.

Measuring 2012 Results–Accounting Adjustments.    Before the Committee approved the CPF and resulting bonus pool for 2012 bonus awards for named executive officers, Mr. Vanden Noort presented an analysis of all material unusual, nonrecurring and non-budgeted items impacting the bonus calculation for review by the Committee to determine whether, based on factors such as frequency, foreseeability, manageability and past treatment, any particular item should be included or excluded from the calculation. For 2012, the adjusted items impacted the timing of CAD, but did not impact our overall financial performance versus budget of 110.3%.

Payout at target award levels for 2012 required achievement of Net Income of $266.7 million and CAD of $291.0 million, the annual budgeted amounts approved by the Board of Directors in December 2011, and the Committee’s determination that performance against the 2012 strategic objectives (as identified by the Committee in December 2011) were sufficient to warrant payout at target. The payout scale for the financial metrics provides for a payout of 20% of target awards (16% weighted) at a threshold level of performance of 85% of budget, and a maximum payout of 200% (160% weighted) at 120% of budget. Performance against the 2012 financial metrics, taking into account the Committee’s adjustments, was above target (104.5% of budgeted Net Income and 104.4% of budgeted CAD) as the Company achieved record sales and earnings in our Performance Fibers business, capitalized on regional and local market opportunities in Forest Resources and experienced stronger than expected demand for conservation properties.

After assessing performance for 2012 against the identified strategic objectives, the Committee approved a payout level of 24.8%, reflecting performance slightly exceeding expectations. The Committee intends that the identified strategic objectives be ambitious but achievable, with specific objective measures of success, consistent with the financial metrics component of the CPF calculation. Taking into account both financial (weighted 80%) and strategic performance (weighted 20%), CPF for 2012 was 146%.

At its December 2012 meeting, the Committee reviewed the projected available bonus pool and resulting “formula award” levels. The Committee also reviewed the overall “quality” of 2012 financial results, with management reporting on the primary drivers of variances, both positive and negative, to key budget metrics. Following such analysis, the Committee approved the projected CPF and resulting bonus pool under the 2012 Bonus Program.

Final 2012 Bonus Awards.    The final annual bonuses earned by our named executive officers for 2012 were approved by the Committee and, for Mr. Boynton, the non-management directors in February 2013, taking into account the level of each executive’s formula award and attainment of his individual performance objectives. The final awards appear in the Summary Compensation Table on page 28, under the heading “Non-Equity Incentive Plan Compensation”. Aggregate 2012 bonus awards for the named executive officers were within 1% of the corresponding aggregate formula awards, and individual named executive officer awards for 2012 reflected adjustments to formula awards ranging from minus 10% to plus 5%.

Long-Term Incentive Compensation

Long-term incentive awards for 2012 were approved at the Committee’s December 2011 meeting for all named executive officers except Mr. Boynton, whose award was approved by the non-management directors at the Boards December 2011 meeting. The awards are reflected in the Summary Compensation Table on page 28 and the “Grants of Plan Based Awards” table on page 29.

For senior executives, 2012 stock option and performance share award levels were based on three factors:

(i)	the aggregate dollar value of the total long-term incentive award opportunity for the executive approved by the Committee, or, for Mr. Boynton, the non-management directors;

(ii)	the Committee’s allocation of that total value between stock options and performance share awards; and

(iii)	the value of a stock option and performance share award calculated at the grant date of January 3, 2012.

For award purposes, the value of a stock option was based on the Black-Scholes valuation model, which is the same method we use in our financial statements. The value of a performance share was determined based on the closing price of Rayonier stock on the grant date. Consistent with applicable accounting rules, we use a different performance share valuation model for financial statement purposes, which is derived from a simulation model run after the awards are made.

For 2012, the Committee approved an increase in long-term incentive award value for Mr. Boynton, compared to his 2011 award, of $1.3 million consistent with his transition to CEO and increasing responsibilities. Long-term incentive award values for the other named executive officers were held at 2011 levels.

For 2012, the Committee maintained the allocation of long-term incentive grant date value at 80% to performance share awards and 20% to stock options, consistent with the Committee’s belief that Rayonier’s relative total shareholder return versus its operational peers and key market indices, over a meaningful period of time, is the single best measure of overall management performance.

The long-term incentive award values approved by the Committee for each participant, including each of the named executive officers, were converted into a specified number of stock options and performance shares on January 3, 2012 using the Black-Scholes value and closing Rayonier share price as discussed above.

Stock Options

2012 stock option awards to our named executive officers are shown on the “Grants of Plan-Based Awards” table on page 29.

Our stock option award program helps us:

•	motivate and reward superior performance on the part of executives and key employees;

•	directly link the creation of shareholder value and long-term executive incentive compensation;

•	encourage increased stock ownership in Rayonier by executives; and

•	maintain competitive levels of total compensation.

Each December, the Committee approves the grant date dollar value of the annual stock option award for the upcoming year for selected executives and key employees (other than Mr. Boynton, whose award value is approved by the non-management directors), as well as the award date, on which the exercise price for the award is set. For annual grants the award date has historically been the first trading day in January. Accordingly, we do not backdate stock options, grant options retroactively or coordinate grants so that they are made before the announcement of favorable information, or after the announcement of unfavorable information. For 2012, options to purchase 95,800 shares of Rayonier stock were awarded to the named executive officers as a group. This reflects a 29% decrease from the 135,075 shares (adjusting for our 2011 3-for-2 stock split) awarded to our named executive officers in 2011. The decrease was driven by a lower grant value for Mr. Boynton versus the 2011 grant to Lee M. Thomas, our former Chairman and CEO.

Performance Shares

2012 grants of performance share awards for our named executive officers are shown on the “Grants of Plan-Based Awards” table on page 29.

Our Performance Share Award Program helps us to:

•	focus executives on the long-term creation of shareholder value;

•	provide a retention incentive for our executives;

•	provide an opportunity for executives to increase their stock ownership in Rayonier; and

•	maintain competitive levels of total compensation.

As discussed above, 80% of the aggregate grant date dollar value of the annual long-term incentive award for each executive, as approved by the Committee (or, for Mr. Boynton, the non-management directors), is allocated to a performance share award. This target award level, expressed as a number of shares of Rayonier stock, is determined at the beginning of a 36-month performance period. Awards are approved by the Committee (or, for Mr. Boynton, the non-management directors) in December and the performance period begins on the following January 1. Awards granted for the performance period beginning January 1, 2012 (and ending December 31, 2014) are referred to as the “2012 Class” of performance share awards. 2012 Class target awards totaling 102,220 shares were awarded to the named executive officers as a group, compared to 146,385 shares (adjusting for our 2011 3-for-2 stock split) under the 2011 Class awards. This reflects a 30% decrease from 2011 driven by a lower grant value for Mr. Boynton versus his predecessor, Mr. Thomas.

The payout, if any, will be based on the level of economic return we produce for our shareholders (referred to as “Total Shareholder Return”, or “TSR”) as compared to that produced by the 2012 Performance Share Peer Group companies listed on page 20, and the two selected market indices (i.e., the S&P Midcap 400 Index and the NAREIT All Equity REIT Index) during the same period. TSR is calculated for the performance period based upon the return on a hypothetical investment in Rayonier shares versus the return on an equal hypothetical investment in each of the peer companies and indices, in all cases assuming reinvestment of dividends. The 2012 Class awards will be paid out, if at all, in January 2015 after the end of the performance period on December 31, 2014, based on our percentile TSR performance against the peer group, as follows:

Percentile Rank	Payout Level (Expressed As Percent of Target Award)
80th and Above	200%
61st – 79th	100%, plus 5% for each incremental percentile position over the 60th Percentile
60th	100%
31st – 59th	30%, plus 2.33% for each incremental percentile position over the 30th Percentile
30th	30%
Below 30th	0%

The Committee annually considers the terms of our Performance Share Program and seeks to ensure that awards provide appropriate and competitive incentives and that the peer group is representative of our businesses.

Retirement Plans and Programs

We maintain the following plans and programs to provide retirement benefits to salaried employees, including the named executive officers:

•	the Rayonier Investment and Savings Plan for Salaried Employees;

•	the Retirement Plan for Salaried Employees of Rayonier;

•	the Rayonier Excess Benefit Plan;

•	the Rayonier Salaried Retiree Medical Plan; and

•	the Rayonier Excess Savings and Deferred Compensation Plan.

The Retirement Plan for Salaried Employees of Rayonier and the Rayonier Salaried Retiree Medical Plan were closed to new employees on January 1, 2006. All of our Named Executive Officers participate in the Retirement Plan.

The benefits available under these Plans are intended to provide income replacement after retirement, either through a defined pension benefit, withdrawals from a 401(k) plan or deferred compensation, as well as access to quality healthcare. We place great value on the long-term commitment that many of our employees and named executive officers have made to us and wish to incentivize them to remain with the Company with a focus on building sustainable value over the long-term. Therefore, the Company has determined that it is appropriate to provide employees with competitive retirement benefits as part of their overall compensation package.

Our retirement plans are designed to encourage employees to take an active role in planning, saving and investing for retirement. For a detailed description of our retirement plans, see the discussion following the “Pension Benefits” table on page 32. The Excess Savings and Deferred Compensation Plan is designed to provide eligible executives with a convenient and efficient opportunity to save for retirement or other future events, such as college expenses, while deferring applicable income taxes until withdrawal. For a detailed description of the Excess Savings and Deferred Compensation Plan, see the discussion following the “Nonqualified Deferred Compensation” table on page 33.

The Rayonier Salaried Retiree Medical Program provides salaried employees eligible for retirement with access to a Company-sponsored healthcare plan funded entirely by the plan participants. This benefit is extended on an equivalent basis to all eligible retirees.

The Committee reviews these retirement benefit programs periodically to evaluate their continued competitiveness. However, these programs are generally not considered in setting the level of key elements of compensation for the named executive officers.

Severance and Change in Control Plans

Severance Pay Plan.    The Severance Pay Plan for Salaried Employees provides severance benefits to all salaried employees of Rayonier, including the named executive officers, in the event their employment is terminated (other than “for cause” and other non-qualifying terminations defined in the plan). Upon execution of a satisfactory separation agreement, the severance benefit available to a named executive officer may range from 17 weeks to 26 weeks of base salary, plus an additional week of base salary for each year of service over one year.

Executive Severance Pay Plan.    The Committee recognizes that, as with all publicly-traded corporations, there exists the possibility of a change in control of Rayonier and that the uncertainty created by that possibility could result in the loss or distraction of senior executives, to the detriment of Rayonier and our shareholders. The Executive Severance Pay Plan, referred to in this discussion as the “Executive Plan”, reflects the Committee’s view that it is critical for executive retention to be encouraged and that the continued attention and dedication to duty of our senior executives be fostered, notwithstanding the possibility, threat, rumor or occurrence of a change in control of Rayonier. In addition, the Executive Plan is intended to align executive and shareholder interests by enabling executives to consider corporate transactions that may be in the best interests of our shareholders and other constituents without undue concern over whether the transaction would jeopardize the executives’ own employment or significantly disrupt or change the culture or environment of their employment.

The Executive Plan achieves these objectives by providing benefits to eligible executives designated by the Committee, which currently include all of our named executive officers, in the event of a change in control of the Company. The benefits include the vesting of outstanding stock option, performance share and restricted stock awards, without regard to whether or not the executive continues to be employed by the Company. In addition, if the executive is involuntarily terminated (other than “for cause”) within 24 months of the change in control, he or she will be entitled to enhanced severance benefits, which depend on the executive’s status as a Tier I or Tier II executive. The Executive Plan also provides that in the event of the imposition of an excise tax on the benefits paid, such benefits are to be “grossed-up” through the payment of an additional amount so that the executive would receive the same amount after tax as he or she would have received had there been no excise tax imposed.

The Committee reviews the Executive Plan annually and retains the discretion to terminate the Executive Plan, or to include or exclude any executive, including any named executive officer, at any time prior to a change in control. The Executive Plan presently covers 11 executives: 7 are designated Tier I and 4 are designated Tier II. At the present time, all of our named executive officers are included as Tier I executives.

The potential payments under the Executive Plan are calculated in the “Potential Payments Upon Termination or Change In Control” table on page 35. Such potential payments do not affect the Committee’s decisions regarding executive compensation, including base salary, annual bonus and long-term incentive award levels.

Perquisites and Personal Benefits

Rayonier provides our named executive officers with limited perquisites that the Committee reviews annually. Under our perquisites program, in addition to personal benefits that are available broadly to our employees, our named executive officers are eligible to participate in the following two programs:

•	Executive Physical Program—Each executive-level employee of the Company is required to have a physical examination every other year until age 50, and every year after 50.

•

Senior Executive Tax and Financial Planning Program—This program provides reimbursement to nine senior executives (including the named executive officers) for expenses incurred for financial and estate planning and for preparation of annual income tax returns. Reimbursements are taxable to the recipient, and are not grossed-up for tax purposes. The annual reimbursement limit for 2012 was $25,000 for Mr. Boynton and $10,000 for all other participants.

The total cost of these programs to the Company with regard to our named executive officers for 2012 was $78,375. The Company does not pay car allowances (or provide company cars), personal club membership dues, home security expenses or allow personal use of chartered aircraft.

Share Ownership and Retention Requirements; Prohibition on Hedging or Pledging Share Ownership

We believe that share ownership requirements help to further focus the senior management team on the long-term success of our businesses and the interests of our shareholders. All executives at the Vice President level and higher are required to acquire and hold, within five years after taking such position, Rayonier shares with a value equal to a designated multiple of their base salary. There are four tiers within senior management covered by ownership requirements. For the Chief Executive Officer, the requirement is six times base salary; for

Executive Vice Presidents, three; for Senior Vice Presidents, two; and for Vice Presidents, one. We also require that each director, within four years of joining our Board, maintain a minimum ownership interest in Rayonier at a level equal to four times the director’s annual equity retainer. Prior to satisfying his or her ownership requirement, a director or executive is prohibited from selling any Rayonier shares other than shares withheld or sold to satisfy taxes in connection with a performance share payout or stock option exercise.

As of March 1, 2013, all directors and officers were in compliance with our share ownership and retention requirements.

In addition, our executive officers and directors are not permitted to hedge their economic exposure to our common shares, to hold their ownership interests in our common shares in a margin account or to otherwise pledge their common shares as collateral for a loan.

2013 Compensation Decisions

The Committee believes our current executive compensation programs are well-designed and appropriately aligned with our business strategies and compensation philosophy. Accordingly, no material changes in plan design have been made for 2013.

Report of the Compensation and Management Development Committee

The Compensation and Management Development Committee of the Rayonier Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement, which is incorporated by reference into the Company’s 2012 Annual Report on Form 10-K filed with the SEC.

The Compensation and Management Development Committee

C. David Brown, II Chair	Thomas I. Morgan
John E. Bush Richard D. Kincaid	David W. Oskin Ronald Townsend

SUMMARY COMPENSATION TABLE

This table discloses compensation for 2010, 2011 and 2012 for Rayonier’s Principal Executive Officer, Principal Financial Officer and the three other most highly compensated executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) (2) ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation (3) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (4) ($)	All Other Compensation (5) ($)	Total ($)
Paul G. Boynton Chairman, President and Chief Executive Officer	2012 2011 2010	700,000 518,750 448,750	— — —	2,537,132 1,281,082 1,075,712	500,189 230,206 193,894	1,075,000 840,000 700,000	828,088 621,225 273,801	62,963 39,937 90,067	5,703,372 3,531,200 2,782,224
Hans E. Vanden Noort Senior Vice President and Chief Financial Officer	2012 2011 2010	375,950 361,250 345,250	— — —	875,767 961,585 955,603	172,655 172,543 172,703	365,000 424,678 420,000	418,682 401,546 225,594	27,129 28,408 89,869	2,235,183 2,350,010 2,209,019
W. Edwin Frazier, III Senior Vice President, Chief Administrative Officer and Corporate Secretary	2012 2011 2010	371,825 361,250 346,250	— — —	875,767 961,585 955,603	172,655 172,543 172,703	320,000 424,678 420,000	506,899 505,304 272,328	28,961 28,394 91,585	2,276,107 2,453,754 2,258,469
Jack M. Kriesel Senior Vice President, Performance Fibers	2012 2011 2010	328,725 314,750 303,750	— — —	812,085 891,187 717,142	159,857 160,111 129,475	310,000 375,000 340,500	1,092,079 1,017,295 585,898	26,794 167,107 91,280	2,729,540 2,925,450 2,168,045
Charles Margiotta Senior Vice President Real Estate and President TerraPointe Services	2012 2011 2010	310,000 310,000 310,000	— — —	659,925 724,053 955,603	129,876 130,176 172,703	280,000 350,000 277,000	731,563 876,615 473,987	26,110 24,062 89,510	2,137,474 2,414,906 2,278,803

(1)

Represents the aggregate grant date fair value for performance share and stock option awards computed in accordance with FASB ASC Topic 718. Values for awards subject to performance conditions are computed based on probable outcome of the performance condition as of the grant date for the award. A discussion of the assumptions used in calculating these values may be found in the “Incentive Stock Plans” sections included in the notes to our Annual Reports on Form 10-K for 2010, 2011 and 2012.

(2)

The following amounts reflect the grant date award value assuming that the highest level of performance is achieved under the relevant Performance Share Award Program: For 2012, Mr. Boynton, $3,999,577, Messrs. Vanden Noort and Frazier, $1,380,574, Mr. Kriesel $1,280,184 and Mr. Margiotta $1,040,316. For 2011, Mr. Boynton, $1,839,485, Messrs. Vanden Noort and Frazier, $1,380,724, Mr. Kriesel, $1,279,642 and Mr. Margiotta, $1,039,709. For 2010, Mr. Boynton, $1,553,990, Messrs. Vanden Noort, Frazier, and Margiotta, $1,380,478, and Mr. Kriesel $1,036,238.

(3)	Represents awards under the 2010, 2011 and 2012 Annual Corporate Bonus Programs discussed in the Compensation Discussion and Analysis beginning on page 15.

(4)

Represents the annual change in actuarial present value of the participant’s pension benefit under the Company’s retirement plans and the above market interest on non-qualified deferred compensation. Excess Base Salary and Annual Bonus Deferral account balances earn a rate of return equal to 10-Year Treasury Notes (adjusted monthly) plus 1.5 percent. Under SEC regulations, any returns on non-qualified deferred compensation in excess of 120% of the applicable federal long-term rate are considered above market interest and must be reported. Accordingly, above market interest paid for 2012 was: Mr. Boynton, $631 and Mr. Kriesel, $2,021.

(5)

For each year presented, these amounts include Company contributions to the Rayonier Investment and Savings Plan for Salaried Employees, a 401(k) Plan; Company contributions to the Rayonier Excess Savings and Deferred Compensation Plan; premiums for group life insurance; reimbursement of expenses incurred under the Senior Executive Tax and Financial Planning Program; restricted stock dividends and accrued interest; wellness reimbursements; and the costs of mandatory executive physical examinations. For 2012, Mr. Boynton received $10,050 in 401(k) Company matching contributions and Messrs. Frazier, and Kriesel received $10,250, and Mr. Margiotta received $9,479.97. For 2011, Messrs. Frazier and Kriesel received $10,045 in 401(k) Company matching contributions. Mr. Boynton received $18,587 in excess savings contributions for 2012 and $11,550 for 2011. Mr. Boynton received $31,605 in tax and financial planning reimbursements for 2012. Mr. Kriesel received $22,206 in restricted stock dividends and accrued interest in 2011. Mr. Kriesel’s amount includes relocation benefits associated with his promotion and transfer to our corporate headquarters in Jacksonville, Florida. Mr. Kriesel received $118,942 in relocation benefits and associated tax gross-ups in 2011 and $65,702 in 2010. All amounts reflect actual expenses incurred and paid by the Company in providing these benefits.

GRANTS OF PLAN-BASED AWARDS

This table discloses 2012 stock option and performance share awards along with potential payouts under the 2012 Annual Corporate Bonus Program for the named executive officers.

Name	Grant Date	Approval Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (5)
			Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)
Paul G. Boynton	—	12/16/11	140,000	700,000	1,400,000
	1/3/12	12/16/11				13,506	45,020	90,040				2,537,132
	1/3/12	12/16/11								42,210	44.42	500,189
Hans E. Vanden Noort	—	12/16/11	49,348	246,740	493,480
	1/3/12	12/16/11				4,662	15,540	31,080				875,767
	1/3/12	12/16/11								14,570	44.42	172,655
W. Edwin Frazier, III	—	12/16/11	48,633	243,165	486,330
	1/3/12	12/16/11				4,662	15,540	31,080				875,767
	1/3/12	12/16/11								14,570	44.42	172,655
Jack M. Kriesel	—	12/16/11	40,541	202,703	405,406
	1/3/12	12/16/11				4,323	14,410	28,820				812,085
	1/3/12	12/16/11								13,490	44.42	159,857
Charles Margiotta	—	12/16/11	37,820	189,100	378,200
	1/3/12	12/16/11				3,513	11,710	23,420				659,925
	1/3/12	12/16/11								10,960	44.42	129,876

(1)

2012 annual equity grants were approved in December 2011 and effective the first trading day of January 2012. For the Non-Equity Incentive Plan Awards, the approval date reflects the date on which the Compensation Committee approved the 2012 Annual Corporate Bonus Program.

(2)

Reflects potential awards under the 2012 Annual Corporate Bonus Program. Awards can range from 0% to 200% of the target award. See the “Annual Bonus Awards” section of the Compensation Discussion and Analysis beginning on page 21. The actual amount earned by each named executive officer in 2012 is reflected in the Summary Compensation Table on page 28 under the “Non-Equity Incentive Plan Compensation” column.

(3)

Reflects potential awards, in number of shares, under the 2012 Class Performance Share Award Program. Awards can range from 0% to 200% of the target award. Please refer to the “Performance Shares” section of the Compensation Discussion and Analysis on page 24.

(4)

Reflects annual stock option awards for 2012. The exercise price of all awarded stock options is equal to the closing price of Rayonier shares on the NYSE on the grant date. The awards vest and become exercisable in one-third increments on the first, second and third anniversaries of the grant date, and expire on the tenth anniversary of the grant date or earlier upon certain terminations of employment.

(5)	Reflects the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718.

As discussed in the Compensation Discussion and Analysis beginning on page 21, the Summary Compensation Table and Grants of Plan-Based Awards Table reflect that, consistent with the Compensation Committee’s stated philosophy, the majority of total targeted compensation for named executive officers for 2012 was allocated to performance-based incentives. Performance-based incentive awards are discussed in further detail in the Compensation Discussion and Analysis beginning on page 15.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

This table discloses outstanding stock option, performance share and restricted stock awards for the named executive officers as of December 31, 2012.

Option Awards (4)						Stock Awards (4)
Name	Number of Securities Underlying Unexer- cised Options (#) Exercisable	Number of Securities Underlying Unexer- cised Options (#) Unexer- cisable (1)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards
								Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Paul G. Boynton	0	42,210	44.42	01/03/12	01/03/22
	7,685	15,370	37.03	01/03/11	01/03/21
	18,300	9,150	28.22	01/04/10	01/03/20
	45,255	0	20.18	01/02/09	01/01/19
	30,030	0	31.06	01/02/08	01/02/18
	25,800	0	27.36	01/03/07	01/03/17
								90,040	4,666,773
								49,680	2,574,914
								55,080	2,854,796
Hans E. Vanden Noort	0	14,570	44.42	01/03/12	01/03/22
	5,760	11,520	37.03	01/03/11	01/03/21
	16,300	8,150	28.22	01/04/10	01/03/20
	45,255	0	20.18	01/02/09	01/01/19
	30,030	0	31.06	01/02/08	01/02/18
								31,080	1,610,876
								37,290	1,932,741
								48,930	2,536,042
W. Edwin Frazier, III	0	14,570	44.42	01/03/12	01/03/22
	5,760	11,520	37.03	01/03/11	01/03/21
	16,300	8,150	28.22	01/04/10	01/03/20
	45,255	0	20.18	01/02/09	01/01/19
	30,030	0	31.06	01/02/08	01/02/18
								31,080	1,610,876
								37,290	1,932,741
								48,930	2,536,042
Jack M. Kriesel	0	13,490	44.42	01/03/12	01/03/22
	5,345	10,690	37.03	01/03/11	01/03/21
	12,220	6,110	28.22	01/04/10	01/03/20
	5,715	0	20.18	01/02/09	01/01/19
	3,555	0	31.06	01/02/08	01/02/18
								28,820	1,493,741
								34,560	1,791,245
								36,720	1,903,198
Charles Margiotta	0	10,960	44.42	01/03/12	01/03/22
	4,345	8,690	37.03	01/03/11	01/03/21
	16,300	8,150	28.22	01/04/10	01/03/20
	45,255	0	20.18	01/02/09	01/01/19
	22,515	0	31.06	01/02/08	01/02/18
								23,420	1,213,859
								28,080	1,455,386
								48,930	2,536,042

(1)	Option awards vest and become exercisable in one-third increments on the first, second and third anniversaries of the grant date.

(2)

Represents awards under the Performance Share Award Program for 2010, 2011 and 2012, each with a 36-month performance period. Awards for the relevant performance share program period are immediately vested upon determination of the amount earned. As required, this disclosure reflects the maximum potential award payout. Under the Performance Share Award Program, the actual award value can range from zero to the maximum shown. See the “Performance Shares” section of the Compensation Discussion and Analysis on page 24.

(3)	Value based on the December 31, 2012 closing share price of $51.83 and the maximum potential payout for Equity Incentive Plan Awards.

(4)	Shares amounts and option exercise prices shown have been adjusted to reflect the August 2011 3-for-2 stock split.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)
Paul G. Boynton	—	—	42,420	1,950,896
Hans E. Vanden Noort	18,450	387,108	42,420	1,950,896
W. Edwin Frazier, III	25,800	485,040	42,420	1,950,896
Jack M. Kriesel	3,300	68,112	5,355	246,276
Charles Margiotta	22,050	424,796	42,420	1,950,896

(1)	Represents payouts under the 2009 Class Performance Share Award Program.

PENSION BENEFITS

The following table illustrates the present value of accumulated benefits payable under the Retirement Plan for Salaried Employees of Rayonier Inc., a tax qualified retirement plan (the “Retirement Plan”), and the Rayonier Inc. Excess Benefit Plan, a non-qualified retirement plan (the “Excess Plan”), at the earliest eligible retirement age.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year ($)
Paul G. Boynton	Rayonier Salaried Employees Retirement Plan	13.7	529,347	—
	Rayonier Excess Benefit Plan	13.7	1,753,524	—
Hans E. Vanden Noort	Rayonier Salaried Employees Retirement Plan	11.2	504,957	—
	Rayonier Excess Benefit Plan	11.2	1,018,702	—
W. Edwin Frazier, III	Rayonier Salaried Employees Retirement Plan	13.6	679,409	—
	Rayonier Excess Benefit Plan	13.6	1,348,315	—
Jack M. Kriesel	Rayonier Salaried Employees Retirement Plan	34.5	1,212,136	—
	Rayonier Excess Benefit Plan	34.5	2,841,486	—
Charles Margiotta	Rayonier Salaried Employees Retirement Plan	36.7	1,119,113	—
	Rayonier Excess Benefit Plan	36.7	3,381,107	—

(1)

Determined using the assumptions that applied for FASB ASC Topic 715-30 disclosure as of December 31, 2012. These assumptions include the RP-2000 mortality table and an interest rate of 3.70%. Employees are assumed to retire at the earliest age that they will be eligible for an unreduced pension (i.e., age 60 and 15 years of service or age 65). None of our named executive officers are currently eligible for an unreduced pension. Mortality is assumed from that date only. Benefits are assumed to be paid in the normal form of payment which is a life annuity for single employees and the 90/50 survivor form for married employees.

The Retirement Plan is a tax-qualified retirement plan covering substantially all eligible salaried employees hired prior to January 1, 2006. This Plan provides income replacement following retirement through the payment of monthly pension benefits based upon the employee’s average final compensation and years of service. The costs of benefits under the Retirement Plan are borne entirely by the Company. Consistent with our desire that salaried employees take a more active role in saving for retirement, this benefit was replaced by an increased retirement contribution under the Rayonier Investment Savings Plan for Salaried Employees for new salaried employees effective January 1, 2006.

For the period through December 31, 2003, the annual pension amounts to two percent of a member’s average final compensation for each of the first 25 years of benefit service, plus one and one-half percent of a member’s average final compensation for each of the next 15 years of benefit service, reduced by one and one-quarter percent of the member’s primary Social Security benefit for each year of benefit service to a maximum of 40 years, provided that no more than one-half of the member’s primary Social Security benefit is used for such reduction. Effective January 1, 2004, the Retirement Plan was amended so that for future service the annual pension amounts to one and one-half percent of a member’s final average compensation for each year of benefit service to a maximum of 40 years.

A member is vested in benefits accrued under the Retirement Plan upon completion of five years of eligibility service. All of our eligible named executive officers are vested in their accrued benefits. Normal retirement is at age 65. The Retirement Plan also provides for unreduced early retirement pensions for participants who retire at or after age 60 following completion of 15 years of eligibility service. Mr. Margiotta is currently eligible for unreduced benefits. Reduced benefits are available at age 55 with at least 10 years of service (“Standard Early Retirement”) or as early as age 50 with age plus eligibility service equal to at least 80 or age 55 with at least 15 years of eligibility service (“Special Early Retirement”). Messrs. Frazier and Kriesel are currently eligible for reduced benefits. The plan benefit for a member eligible for Standard Early Retirement will be reduced by 3% for each year of age under 65 (e.g., age 64 would result in 97% of the benefit payable). The Retirement Plan benefit for a member eligible for Special Early Retirement will receive a 5% reduction for each year of age under 60 (e.g., age 59 would result in 95% of the benefit payable).

A member’s average final compensation includes salary and approved bonus payments calculated under the Retirement Plan as follows: (1) the member’s average annual base salary for the five calendar years during the member’s last 120 calendar months of service which yield the highest such average, plus (2) the member’s average approved bonus payments for the five calendar years during the member’s last 120 calendar months of service which yield the highest such average.

Rayonier has adopted the Excess Plan to meet the retirement needs of a small segment of its salaried employee population affected by limiting federal legislation. Applicable federal legislation limits the amount of benefits that can be paid and the compensation that may be recognized under a tax-qualified retirement plan. Tax-qualified retirement plan participants whose annual benefit at the time of payment exceeds the Tax Code Section 415 limitations or whose benefit is limited on account of the Tax Code Section 401(a)(17) limitation on compensation are participants in the Excess Plan. The practical effect of the Excess Plan is to continue calculation of benefits after retirement to all employees on a uniform basis regardless of compensation levels. All employees covered by the Retirement Plan are eligible under the Excess Plan. We believe the extension of these benefits to executives is consistent with historic and current market practice for companies offering qualified defined benefit plans.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions in Last FY ($)	Aggregate Balance at Last FYE ($) (2)
Paul G. Boynton	27,333	18,587	8,716	72,147	400,161
Hans E. Vanden Noort	13,927	8,986	4,378	—	165,357
W. Edwin Frazier, III	2,904	4,995	2,115	—	79,002
Jack M. Kriesel	4,593	3,228	21,482	—	674,798
Charles Margiotta	4,883	3,230	4,955	—	176,400

(1)	All executive and company contributions in the last fiscal year are reflected as compensation in the Summary Compensation Table on page 28.

(2)

To the extent that a participant was a named executive officer in prior years, executive and company contributions included in the Aggregate Balance at Last FYE column have been reported as compensation in the Summary Compensation Table for the applicable year.

The Rayonier Inc. Excess Savings and Deferred Compensation Plan (the “Excess Savings Plan”) is a nonqualified, unfunded plan that consists of two components, an Excess Savings component (a supplement to the Rayonier Investment Savings Plan for Salaried Employees (the “Savings Plan”)) and an Excess Base Salary and Bonus Deferral component.

The Savings Plan, a qualified 401(k) plan, is designed to encourage salaried employees to save and invest for retirement. Under this Plan, employees may contribute up to the annual IRS limits on a pre-tax basis. The

Company will match such contributions at a rate of $.60 for each $1.00 up to 6% of the employee’s base salary. In addition, the Company will make an annual retirement contribution to each participant’s account equal to 3% of base salary and annual bonus for employees hired after January 1, 2006, or 0.5% of base salary for employees hired before 2006. The retirement contribution was increased, and automatic enrollment of all new salaried employees in the Savings Plan implemented, coincident with the closing of our defined benefit pension plan to new salaried employees effective January 1, 2006. This change reflects our desire that salaried employees take a more active role in planning, saving and investing for retirement.

Rayonier contributions to the Savings Plan, both matching and retirement contributions, vest at a rate of 20% per year over the participant’s first five years of employment, and are made in the form of Rayonier stock in order to encourage employee share ownership. However, employees are free to transfer Company contributions to other investment options available under the Savings Plan immediately.

The Excess Savings Plan supplements the Savings Plan by providing employees with Rayonier contributions lost due to the federal tax regulations limiting employee contributions to defined contribution plans (401(k)). Participants can contribute up to 6% of total base salary. The Company contributes up to 3.6% of total base salary (reduced by the regular matching contributions made under the Savings Plan). Amounts contributed by participants, and the Rayonier match, are unsecured, but earn a return equal to 120% of the applicable federal long-term rate (adjusted monthly). The average interest rate in 2012 was 3.0%. Excess Savings participants may elect to receive a lump sum or annual installments upon termination of employment.

The Excess Base Salary and Bonus Deferral component of the Excess Savings Plan allows employees with a base salary in excess of $170,000 the opportunity to defer up to 100% of their base salary and all or any portion of their annual bonus. Amounts deferred are unsecured, but earn a return equal to the 10-year treasury rate plus 1.50% (adjusted monthly). The average interest rate in 2012 was 3.3%. Excess Base Salary Deferral and Annual Bonus Deferral participants may elect to receive a lump sum or annual installments not to exceed fifteen years upon termination of employment or a specific date.

All named executive officers were eligible and participating in the Excess Savings component of this Plan in 2012. While all named executive officers were eligible, only Messrs. Boynton and Kriesel currently have amounts deferred under the Excess Base Salary and Bonus Deferral component.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table reflects potential termination or change in control payments to named executive officers if a triggering event were to have occurred on December 30, 2012. All payments are as provided under the Executive Plan discussed on page 25 of the Compensation Discussion and Analysis.

Name	Scheduled Severance ($)(1)	Bonus Severance ($)(2)	Pension / 401(k) Benefit ($)(3)	Medical / Welfare, Tax and Outplacement Benefits ($)(4)	Acceleration of Equity Awards ($)(5)	Other	Excise Tax Reimburse- ments ($)(6)
Paul G. Boynton
Voluntary termination	—	—		—	—	—	—
Terminated for cause	—	—		—	—	—	—
Retirement	—	—		—	—	—	—
Change in Control	—	—		—	10,852,768	—	3,545,552
Involuntary or voluntary for good reason termination after change in control	2,100,000	2,520,000	746,993	89,272	—	—	2,184,278
Hans E. Vanden Noort
Voluntary termination	—	—	—	—	—	—	—
Terminated for cause	—	—	—	—	—	—	—
Retirement	—	—	—	—	—	—	—
Change in Control	—	—	—	—	6,550,540	—	—
Involuntary or voluntary for good reason termination after change in control	1,138,800	1,274,034	1,098,181	71,592	—	—	3,462,742
W. Edwin Frazier, III
Voluntary termination	—	—	—	—	—	—	—
Terminated for cause	—	—	—	—	—	—	—
Retirement	—	—	—	—	—	—	—
Change in Control	—	—	—	—	6,550,540	—	—
Involuntary or voluntary for good reason termination after change in control	1,122,300	1,274,034	1,630,516	71,319	—	—	3,535,628
Jack M. Kriesel
Voluntary termination	—	—	—	—	—	—	—
Terminated for cause	—	—	—	—	—	—	—
Retirement	—	—	—	—	—	—	—
Change in Control	—	—	—	—	5,590,613	—	2,168,073
Involuntary or voluntary for good reason termination after change in control	996,900	1,125,000	1,426,357	71,204	—	—	1,509,603
Charles Margiotta
Voluntary termination	—	—	—	—	—	—	—
Terminated for cause	—	—	—	—	—	—	—
Retirement	—	—	—	—	—	—	—
Change in Control	—	—	—	—	5,607,534	—	—
Involuntary or voluntary for good reason termination after change in control	930,000	1,050,000	513,335	70,965	—	—	2,456,967

(1)	Represents the executive’s base pay times the applicable tier multiplier under the Executive Plan (3 times for Tier I).

(2)

Represents three times the greater of: (i) the highest annual bonus received over the three years preceding the termination of employment; (ii) the target bonus for the year in which the change in control occurred; or (iii) the target bonus in the year of termination.

(3)

Represents the actuarial value of an additional three years of eligibility service and age under the Company’s retirement plans and three additional years participation in the Savings Plan at the executive’s current contribution levels.

(4)

Represents: (i) the present value of the annual Company contribution to health and welfare plans times the applicable tier multiplier of three; (ii) the value of the executives annual tax and financial planning allowance of $25,000 for Mr. Boynton, and $10,000 for Messrs. Vanden Noort, Frazier, Kriesel and Margiotta; and, (iii) up to $30,000 in outplacement services.

(5)

For stock option awards, the value was calculated as the difference between the closing price of the Company stock on December 31, 2012 and the option exercise price. Performance share and restricted stock awards were valued using the closing price of the Company stock on December 31, 2012.

(6)

Upon a change in control, executives may be subject to excise tax under Section 280G of the Tax Code. The Excise Tax Reimbursement column represents the excise tax as well as any excise and income taxes payable as a result of the excise tax reimbursement. The amounts in the table are based on a 280G excise tax rate of 20 percent, 35 percent federal income tax and 1.45 percent Medicare tax.

The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, including accrued salary, vacation pay, regular pension benefits, welfare benefits and 401(k) and nonqualified deferred compensation distributions. As a result, payments under the Severance Pay Plan, described on page 25, which may be payable upon a termination other than in the context of a change in control, are not included in the table. Amounts that would be distributed pursuant to our nonqualified deferred compensation plans are indicated in the Nonqualified Deferred Compensation table on page 33. Other than as reflected in the table and footnote (3) above, amounts that would be distributed pursuant to our tax-qualified and non-qualified retirement plans are indicated in the Pension Benefits table on page 32.

A termination by an executive within two years after a change in control would generally be for “good reason” if it results from: (i) a significant diminution in the executive’s position or the assignment to the executive of any duties inconsistent in any respect with his or her position (including status, offices, titles and reporting requirements), authority, duties or responsibilities immediately before the change in control; (ii) any material reduction in the executive’s salary, bonus opportunities, benefits or other compensation; (iii) the relocation of the executive’s principal place of business by more than 35 miles from his or her previous principal place of business; or (iv) any termination of the Executive Plan other than by its express terms. Regardless of whether a change in control had occurred, an executive would not be entitled to payments under the Executive Plan if he or she was terminated for cause. A termination of an executive generally would be “for cause” if it was due to: (i) the willful and continued refusal of the executive to substantially perform his or her employment duties following written notification by our Board; or (ii) engagement by the executive in illegal conduct or gross misconduct that is demonstrably injurious to the Company, including an indictment or charge by any prosecuting agency with the commission of a felony.

The Company may condition payment of a portion of an executive’s severance benefits (generally, up to three times base salary) upon his or her agreement to adhere to confidentiality covenants, as well as to refrain from disparaging the Company or its products; competing directly with the Company; inducing clients from reducing or terminating their business with the Company; or inducing certain employees to terminate employment or service with the Company. These covenants would generally remain in effect for the shorter of one year from the executive’s termination or two years following a change in control, except that the confidentiality covenants would remain in effect for the longer of two years from the executive’s termination or three years following a change in control. By accepting the conditioned payments, an executive will be deemed to have consented to the issuance of a temporary restraining order to maintain the status quo pending the outcome of any equitable proceeding that may be brought by the Company to enforce such covenants.

Unless otherwise indicated, all cash payments would be made by the Company in a lump sum, although the timing of some payments and benefits may be delayed for six months after termination in accordance with Tax Code Section 409A, which regulates deferred compensation. The Company has established two rabbi trusts related to the Executive Plan. One is designed to defray the legal costs incurred by the executives in enforcing their rights under the Executive Plan were the Company not to meet its obligations. The Company has transferred $250,000 per participant to this trust. Were there to be a change in control of Rayonier, the Company would transfer to the second trust an amount sufficient to satisfy the cash payments that would be required to be paid in the event of a qualifying termination of executives covered under the Executive Plan.

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Board considers the significant time commitment and the skills and experience level necessary for directors to fulfill their duties. Our directors are subject to minimum share ownership and share retention requirements as discussed in the Compensation Discussion and Analysis on page 26.

Cash Compensation Paid to Non-Management Directors

Non-management director compensation is set by the Board at the recommendation of the Nominating Committee. For the 2012-2013 period, each non-management director receives the following cash compensation (which is prorated for partial year service): (i) an annual cash retainer of $50,000, payable in equal quarterly installments; (ii) an additional annual cash retainer of $10,000 for the Audit and Compensation Committee chairs and $5,000 for the Nominating Committee chair, payable in equal quarterly installments; (iii) meeting fees of: (A) $2,000 per Board meeting attended, (B) $2,000 per Audit Committee meeting attended, and (C) $1,500 per Committee meeting attended, other than the Audit Committee; (iv) $2,000 for each trip taken at the request of management to one of the Company’s facilities for a business purpose other than a Board or Committee meeting; and (v) $2,000 for any other business trip taken at the request of management. The fee for a director participating by telephone in a non-telephonic meeting of the Board or any Committee is half of the otherwise applicable fee.

Directors may defer up to 100% of their cash compensation. Any deferred amounts are paid to the director in a single lump sum on the later of the date the director becomes 72 or the conclusion of the director’s term, or upon termination as a director, if prior to age 72. Any deferred amounts earn interest at a rate equal to the Prime Rate as reported in The Wall Street Journal and is compounded annually (the “Prime Rate”).

Annual Equity Awards

For the 2012-2013 period, each non-management director received a restricted stock award equivalent to $75,000 based on grant date value (which is prorated for partial year service), vesting on the one year anniversary of the date of grant (May 16, 2013) assuming continued service through the vesting period. Dividends on restricted stock awards accrue in a separate account and are paid upon vesting together with interest equal to the Prime Rate. A similar 2013-2014 restricted stock award for non-management directors is expected to be made after the Annual Meeting.

Other Fees

Fees for the Lead Director are established by the Board upon the recommendation of the Nominating Committee. The current annual cash retainer for the Lead Director is $20,000, payable in equal quarterly installments.

Other Compensation and Benefits

The Directors’ Charitable Award Program, established in 1995, and discontinued for new directors effective January 1, 2004, allowed directors to nominate up to five organizations to share a total contribution of $1 million from The Rayonier Foundation, a tax-exempt charitable foundation funded by the Company. Mr. Townsend is the only current director who participates in this program. Ten retired directors also participate. The Company has acquired joint life insurance contracts on the lives of eligible participants, the proceeds of which will be adequate to fund the necessary contributions to The Rayonier Foundation. Directors receive no financial benefit from this program since the charitable deduction and insurance proceeds accrue solely to the Company.

Director Compensation Table

The following table provides compensation information for the one-year period ended December 31, 2012 for all individuals serving on our Board of Directors at any time during 2012. Note that Mr. Thomas retired from the Board effective as of the 2012 Annual Meeting.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)	All Other Compensation ($)		Total ($)
Boynton, Paul G. (2)	—		—	—		—
Brown, II, C. David	94,000		75,029	2,670	(3)	171,699
Bush, John E.	97,500		75,029	2,670	(3)	175,199
Gaumond, Mark E.	98,500		75,029	3,672	(3)	177,201
Kincaid, Richard D.	106,500		75,029	2,670	(3)	184,199
Martin, V. Larkin	97,500		75,029	2,670	(3)	175,199
Miller, James H.	92,500		75,029	1,063	(3)	168,592
Morgan, Thomas I.	91,182		103,058	253	(3)	194,493
Oskin, David W.	84,000		75,029	2,670	(3)	161,699
Thomas, Lee M. (4)	2,000		15,001	146	(3)	17,147
Townsend, Ronald	117,500	(5)	75,029	40,831	(6)	233,360

(1)

Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating these values may be found in Note 19 “Incentive Stock Plans” included in the notes to financial statements in our 2012 Annual Report on Form 10-K. All awards reflect the May 2012 awards of 1,783 shares of restricted stock to each director, except Mr. Morgan’s award also reflects an award of 631 shares of restricted stock granted upon his joining the Board in January 2012 and Mr. Thomas’ award reflects an award of 364 shares of restricted stock granted upon his retirement from active employment by Rayonier in March 2012.

(2)

Mr. Boynton, as an executive officer of Rayonier, was not compensated for service as a director. See the Summary Compensation Table on page 28 for compensation information relating to Mr. Boynton during 2012.

(3)	Represents accrued dividends and interest on restricted stock awards during 2012 and, for Mr. Gaumond, $1,002 in spousal travel expenses (which includes a tax gross up of $452).

(4)

Mr. Thomas retired as an executive officer of Rayonier on March 1, 2012 and was not compensated for service as a director through that date. He retired as Chairman of the Board effective following the 2012 Annual Meeting.

(5)	Includes $20,000 in Lead Director fees.

(6)

Represents accrued dividends and interest on restricted stock awards during 2012, and a $38,161 life insurance premium associated with the Directors’ Charitable Award Program as discussed above under “Other Compensation and Benefits”. Mr. Townsend is the only active director eligible to participate in the Directors’ Charitable Award Program. Additional policy premiums may be required in the future based on insurance company crediting rates.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows the holdings of persons known to us to beneficially own more than five percent of the Company’s outstanding Common Shares.

Name and Address of Beneficial Owner	Amount and Nature Of Beneficial Ownership		Percent of Class
BlackRock, Inc 40 East 52nd Street New York, NY 10022	9,149,989	(1)	9.43%

(1)	Holdings and percent of class as of December 31, 2012 as reported to the SEC on Schedule 13G/A on February 8, 2013, indicating sole voting and dispositive power over all shares.

SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows the Common Shares beneficially owned as of March 1, 2013 by each of the Company’s directors, each of the named executive officers and all directors and executive officers as a group. Unless otherwise indicated, all Common Shares listed below are owned directly by the named individual:

	Beneficial Ownership
Name of Beneficial Owner	(A) Common Shares Owned		(B) Column (A) as Percent of Class	(C) Exercisable Stock Options (1)	(D) Sum of Columns (A) and (C) as Percent of Class
Paul G. Boynton	306,789	(2)	*	138,625	*
C. David Brown, II	33,994	(3)	*	-0-	*
John E. Bush	9,311	(3)	*	-0-	*
Mark E. Gaumond	4,686	(3)	*	-0-	*
Richard D. Kincaid	18,582	(3)	*	-0-	*
V. Larkin Martin	12,276	(3)	*	-0-	*
James H. Miller	3,101	(3)	*	-0-	*
Thomas I. Morgan	3,464	(3)	*	-0-	*
David W. Oskin	8,674	(3)	*	-0-	*
Ronald Townsend	9,255	(3)	*	-0-	*
W. Edwin Frazier, III	248,102	(2)	*	93,589	*
Jack M. Kriesel	40,087	(2)	*	39,232	*
Charles Margiotta	225,364	(2)	*	104,564	*
Hans E. Vanden Noort	213,229	(2)	*	116,112	*
Directors and executive officers as a group (15 persons)	1,150,546	(2)(3)	0.92%	497,612	1.32%

*	Less than 1%.

(1)

Pursuant to SEC regulations, shares receivable through the exercise of employee stock options that are exercisable within 60 days after March 1, 2013 are deemed to be beneficially owned as of March 1, 2013.

(2)

Includes the following share amounts allocated under the Savings Plan to the accounts of Mr. Boynton, 10,601; Mr. Frazier, 1,045; Mr. Kriesel, 90; Mr. Margiotta, 10,028; Mr. Vanden Noort, 7,308; and all directors and executive officers as a group, 33,921.

(3)

Includes outstanding unvested restricted stock awards as follows: Ms. Martin and Messrs. Brown, Bush, Gaumond, Kincaid, Miller, Morgan, Oskin and Townsend, 1,783; and all directors and executive officers as a group, 19,947.

Section 16(a) Beneficial Ownership Reporting Compliance

Federal securities laws require each director, executive officer and person owning more than ten percent of the Company’s outstanding Common Shares to file with the SEC an initial report of ownership and subsequent reports of changes in ownership of any equity securities of the Company. To our knowledge, based solely on representations by these individuals that no additional reports needed to be filed, all required reports were filed during 2012 on a timely basis by or on behalf of all persons subject to these requirements.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2012 regarding all compensation plans under which equity securities of the Company are authorized for issuance. The number of securities underlying outstanding awards and the weighted average exercise price shown have been adjusted to reflect our June 2003, October 2005 and August 2011 3-for-2 stock splits and our December 2003 special stock dividend.

Plan category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(B) Weighted average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders	2,980,672	(1)	$29.73	7,208,244	(2)
Equity compensation plans not approved by security holders	N/A		N/A	N/A
Total	2,980,672		$29.73	7,208,244

(1)

Consists of 1,591,444 outstanding stock options awarded under the 1994 Incentive Stock Plan and the Rayonier Incentive Stock Plan and 1,389,228 performance shares (assuming maximum payout) awarded under the Rayonier Incentive Stock Plan. The weighted-average exercise price in column (B) does not take performance shares into account.

(2)	Consists of shares available for future issuance under the Rayonier Incentive Stock Plan.

EXECUTIVE OFFICERS

Our executive officers are elected by the Board of Directors and hold office for such terms as determined by the Board. The information set forth below includes the current executive officers of the Company who are not also serving as directors.

W. Edwin Frazier, III, 55, Senior Vice President, Chief Administrative Officer and Corporate Secretary—Mr. Frazier joined Rayonier in 1999 as Assistant General Counsel, was promoted to Associate General Counsel in 2000 and elected Corporate Secretary in 2001. He was named Vice President, Governance and Corporate Secretary in 2003, Senior Vice President, Administration and Corporate Secretary in July 2004 and was promoted to his current position in January 2008. Previously, Mr. Frazier was a member of the legal department of Georgia-Pacific Corporation, last serving as Chief Counsel, Corporate. Prior to that, he practiced corporate law with Troutman Sanders in Atlanta. Mr. Frazier holds a B.S. in Business Administration from the University of Tennessee, a J.D. from Emory University and graduated from the Harvard University Graduate School of Business Advanced Management Program.

Jack M. Kriesel, 58, Senior Vice President, Performance Fibers—Mr. Kriesel joined Rayonier in 1978, was named Vice President & General Manager, Jesup Mill in November 2001, Vice President, Marketing & Strategic Sourcing in May 2004, Vice President, Marketing & Research in November 2006, Vice President, Marketing, Research and Strategic Sourcing in November 2008 and was elected to his current position effective November 2009. Mr. Kriesel graduated from Washington State University and from the Harvard University Graduate School of Business Advanced Management Program.

Charles Margiotta, 60, Senior Vice President, Real Estate—Mr. Margiotta joined Rayonier in 1976, was named Managing Director, Rayonier New Zealand in 1992, Vice President, Forest & Wood Products in 1997,

Vice President, Corporate Development & Strategic Planning in 1998, Senior Vice President, Business Development in May 2005, and was elected to his current position in May 2008. Mr. Margiotta holds a B.B.A. from Pace University and graduated from the Harvard University Graduate School of Business Advanced Management Program.

Hans E. Vanden Noort, 54, Senior Vice President and Chief Financial Officer—Mr. Vanden Noort joined Rayonier as Corporate Controller in 2001, was elected Senior Vice President and Chief Accounting Officer effective August 2005 and was elected to his current position in July 2007. Prior to joining Rayonier, he held a number of senior management positions with Baker Process, a division of Baker Hughes, Inc. (a manufacturer of oilfield service equipment and supplies), most recently as Vice President of Finance and Administration. Prior to that, he was with the public accounting firm of Ernst & Young. Mr. Vanden Noort holds a B.B.A. in accounting from the University of Cincinnati, an M.B.A. from the University of Michigan and is a Certified Public Accountant.

Nancy Lynn Wilson, 48, Senior Vice President, U.S. Forest Resources—Ms. Wilson joined the Company as Vice President, U.S. Forest Resources in August 2010 and was elected to her current position in February 2012. Prior to joining Rayonier, Ms. Wilson served as Vice President, Operations Support of Plum Creek Timber Company (a REIT whose primary business is to grow, harvest and sell timber) beginning in 2009. She previously held various positions with Plum Creek, including General Manager from 2006 to 2009, Senior Resource Manager from 2004 to 2006, Resource Manager from 2001 to 2004, Log Merchandising Superintendent from 1999 to 2001 and other positions beginning in 1992. Ms. Wilson began her forestry career with Scott Paper in 1986. She holds a bachelor’s degree in forest management from the University of Maine and an MBA from Thomas College in Waterville, Maine.

ITEM 2—PROPOSAL TO REAPPROVE THE MATERIAL TERMS OF

PERFORMANCE-BASED AWARDS UNDER THE RAYONIER NON-EQUITY INCENTIVE PLAN

Shareholders are being asked to reapprove the material terms of performance-based awards under the Rayonier Non-Equity Incentive Plan (the “Plan”) in accordance with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Section 162(m) limits the deductions a publicly-held company can claim for compensation in excess of $1 million in a given year paid to the chief executive officer and the four other most highly-compensated executive officers serving on the last day of the fiscal year (generally referred to as the “covered employees”). “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap and remains deductible. Shareholder approval of the material terms used in setting performance goals permits qualification of performance-based awards for tax deductibility.

Because the Compensation Committee has the authority to change the targets under the Plan’s performance goals, the regulations under Section 162(m) require that the material terms of the performance goals be disclosed to, and reapproved by, the Company’s shareholders periodically. The material terms include (1) the employees eligible to receive compensation upon attainment of a goal, (2) the business criteria on which the goals may be based, and (3) the maximum amount payable to an employee upon attainment of a goal. The following is a brief description of the Plan, including the material terms of the performance goals. The full text of the Plan is attached as Appendix A and the description is qualified in its entirety by reference to Appendix A.

Administration of the Plan

The Compensation Committee administers the Plan, with the exception of awards to the Chief Executive Officer which require the approval of the non-management directors. Each member of the Compensation

Committee is a “non-employee director” within the meaning of Rule 16b-3 of the Securities and Exchange Act of 1934 and an “outside director” within the meaning of Section 162(m). The Compensation Committee has the full power, discretion and authority to interpret, construe and administer the Plan. The powers of the Compensation Committee include, but are not limited to, the power to: (i) determine the terms and conditions of each bonus program under the Plan, including the performance goals and performance objectives thereunder; (ii) select those employees of the Company or any Affiliate who are Designated Employees to whom bonus awards are granted pursuant to a bonus program under the Plan; (iii) determine the amount to be paid pursuant to each bonus award; (iv) determine whether and the extent to which the conditions to the payment of a bonus award have been satisfied; (v) provide rules and regulations from time to time for the management, operation and administration of the Plan and the bonus programs; (vi) construe the Plan and the bonus programs, which construction is final and conclusive upon all parties; and (vii) correct any defect, supply any omission or reconcile any inconsistency in the Plan and any bonus programs in such manner and to such extent as it shall deem expedient.

All decisions, determinations or actions of the Compensation Committee with respect to the Plan are final and binding on all persons for all purposes. The Compensation Committee may delegate to an officer of the Company, or a committee of two or more officers of the Company, discretion under the Plan or any bonus program, to grant, amend, interpret and administer bonus awards with respect to any Designated Employee other than a Covered Executive.

Eligibility

Awards may be granted only to employees of the Company and its Affiliates, as determined by the Compensation Committee and who are identified as Designated Employees with respect to a bonus program. The Compensation Committee will determine the Designated Employees, or the class of Designated Employees, who will participate in the bonus program for a particular performance period. As of March 1, 2013 there were approximately 79 persons who would currently be eligible to receive awards under the Plan. Non-employee directors are not eligible to receive awards under the Plan.

Bonus Programs

The bonus program for each performance period is determined by the Compensation Committee. The Compensation Committee will identify the Designated Employees and the specific performance goals and the parameters of the performance objectives to be applied for a performance period. The Compensation Committee will also determine any applicable weightings to be given in respect of the performance goals for each Designated Employee or class of Designated Employees.

In determining specific performance goals and performance objectives, the Compensation Committee may: (i) establish the performance objectives as consisting of one or more levels of performance with respect to a given performance goal; (ii) cause the performance objectives to differ for bonus awards among different Designated Employees; (iii) provide that more than one performance goal is incorporated in a performance objective, in which case achievement with respect to each performance goal may be assessed individually or in combination with each other; and (iv) establish a matrix setting forth the relationship between performance on two or more performance goals and allocate the amount of a bonus award among performance goals.

The Compensation Committee will set target awards for Designated Employees, including Covered Executives. The Compensation Committee will also determine the percentages by which individual bonus awards may be increased or decreased based upon Designated Employees’ performance against established and identified objectives, though the awards for Covered Executives may only be decreased.

Bonus Awards

Bonus awards are in the form of a conditional right of a Designated Employee to receive cash, based upon achievement of one or more pre-established performance objectives during a performance period. Bonus awards may take the form of a percentage of a bonus pool. Bonus awards may not permit a participant to earn in one year more than 200% of the participant’s base salary at the end of the performance period.

Performance Objectives

Performance goals may be expressed in terms of the following business criteria:

•	net income

•	earnings per share

•	operating income

•	operating cash flow

•	cash available for distribution

•	earnings before income taxes and depreciation

•	earnings before interest, taxes, depreciation and amortization

•	operating margins

•	reductions in operating expenses

•	sales or return on sales

•	total stockholder return

•	return on equity

•	return on total capital

•	return on invested capital

•	return on assets

•	economic value added

•	cost reductions and savings

•	increase in surplus

•	productivity improvements

A performance goal also may be based on an executive’s attainment of personal objectives with respect to any of the foregoing criteria or other criteria such as growth and profitability, customer satisfaction, leadership effectiveness, business development, negotiating transactions and sales or developing long term business goals. Performance goals may be measured on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units.

Following the completion of each performance period, the Compensation Committee must certify in writing as to whether the performance goals and other material terms of the performance award have been achieved or met before any award is paid to any Covered Executive.

Adjustments and Amendments

The Compensation Committee may reduce or eliminate the bonus award of any employee for any reason at any time. To the extent necessary to preserve the intended economic effects of the Plan, the Compensation

Committee also may adjust performance objectives, the bonus awards or both to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, (iii) a partial or complete liquidation of the Company or any subsidiary, or (iv) a change in accounting or other relevant rules or regulations; provided, however, that no such adjustment may be made if it would cause the awards to fail to qualify as performance-based compensation.

Termination of Employment

In general, in the event a Designated Employee terminates employment for any reason during a performance period or prior to the bonus award payment, he or she (or his or her beneficiary, in the case of death) will not be entitled to receive any bonus award for such performance period, though the Compensation Committee may in its sole discretion pay a pro rata or other portion of the award.

Amendment or Termination of the Plan

The Compensation Committee may terminate or amend the Plan or a bonus program at any time.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL TO

REAPPROVE THE MATERIAL TERMS OF PERFORMANCE-BASED AWARDS

UNDER THE RAYONIER NON-EQUITY INCENTIVE PLAN.

ITEM 3—ADVISORY VOTE ON “SAY ON PAY”

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the implementing SEC rules, and the preference expressed by a majority of our shareholders, we are providing shareholders with an annual advisory vote on the compensation of our named executive officers as disclosed in the Compensation Discussion & Analysis beginning on page 15, and in the tables and other narrative disclosure in this Proxy Statement.

As described in detail in such disclosures, our executive compensation programs are designed to focus our senior leaders on the creation of long-term shareholder value. In 2012, our shareholders enjoyed a 20% total return as we again grew our earnings, allowing a 10% increase in our regular dividend, our third consecutive annual increase and our eighth in ten years. Our compensation programs provide a substantial majority of named executive officer compensation in the form of “at risk” performance-based incentives, consisting primarily of long-term stock-based awards. We believe this properly aligns the interests of our executives with those of our shareholders, and with the long-term interests of the Company.

This proposal provides shareholders with the opportunity to endorse or not endorse our compensation arrangements for named executives through the following resolution:

“RESOLVED, that the Company’s Shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and any related material).”

While this vote is not binding on our Board of Directors, the Board values the opinions of our shareholders and will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

ITEM 4—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Change in Independent Registered Public Accounting Firm in 2012

As disclosed in our current report on Form 8-K filed with the SEC on May 23, 2012, our Audit Committee completed a competitive process to review the appointment of the Company’s independent registered public accounting firm for the year ending December 31, 2012. The Audit Committee invited several firms to participate in this process, including Deloitte & Touche LLP (“Deloitte & Touche”), the Company’s independent registered accounting firm since May, 2002.

As a result of this process and following careful deliberation, on May 17, 2012, the Audit Committee approved the engagement of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm, effective upon completion of their client acceptance process, and dismissed Deloitte & Touche from that role. Ernst & Young advised the Company that it had successfully completed the client acceptance process on May 22, 2012.

Deloitte & Touche’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2011 and December 31, 2010 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2011 and 2010, and the subsequent interim period through May 17, 2012, there were (i) no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, between the Company and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the subject matter of the disagreement(s) in its audit reports on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

In connection with the filing of our May 23, 2012 Current Report on Form 8-K, the Company furnished a copy of the above disclosures to Deloitte &Touche and requested that Deloitte & Touche furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Deloitte & Touche agreed with the above statements. A copy of such letter dated May 23, 2012 was attached as Exhibit 16.1 to such Current Report on Form 8-K.

During the fiscal years ended December 31, 2011 and 2010, and the subsequent interim period through May 22, 2012, neither the Company nor anyone acting on its behalf consulted with Ernst & Young with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Ernst & Young concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a “disagreement” or “reportable event” as those terms are defined in Item 304(a)(1) of Regulation S-K.

Appointment of Ernst & Young as Independent Registered Public Accounting Firm for Fiscal Year 2013

On February 25, 2013, the Audit Committee appointed Ernst & Young as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2013. Although submission of the appointment for ratification by the shareholders is not legally required, the Board believes that it is consistent with best practices and is an opportunity for shareholders to provide direct feedback to the Board on an important issue of corporate governance. If the shareholders do not ratify the selection of Ernst & Young, the Audit Committee will reconsider the selection of the independent registered public accounting firm for the Company for 2013.

Representatives of Ernst & Young will be present at the Annual Meeting to respond to appropriate questions and they will have an opportunity to make a statement if they desire to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013.

REPORT OF THE AUDIT COMMITTEE

Management has primary responsibility for the Company’s financial statements and its reporting process, including the Company’s internal control system. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to the conformity of such statements with accounting principles generally accepted in the United States of America as well as auditing the Company’s internal control over financial reporting.

The Audit Committee’s role is to assist the Board of Directors in oversight of the Company’s financial reporting process, including annual audits and quarterly reviews of its financial statement filings and audits of internal control over financial reporting. The Committee has sole responsibility for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. The Committee is currently composed of six directors, all of whom have been determined by the Board of Directors to be “independent” and “financially literate” as defined under applicable securities laws and rules of the NYSE, and operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee charter can be found on the Company’s website at www.rayonier.com. The Committee held nine meetings during 2012.

The Committee has reviewed and discussed the audited financial statements of the Company for the three years ended December 31, 2012 with management and with the Company’s independent registered public accounting firm. In addition, the Committee has held discussions with the Company’s independent registered public accounting firm covering the matters required by Statement of Auditing Standards No. 61 (Communication with Audit Committees). The Committee has also received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB for independent auditor communications with audit committees concerning independence, and has held discussions with the Company’s independent registered public accounting firm regarding their independence.

The Committee discussed with the Company’s chief internal audit executive, and with the Company’s independent registered public accounting firm representatives, the overall scope and plans for their respective audits, and met with each of them to discuss the results of their examinations, their evaluations of the adequacy of the Company’s internal control over financial reporting and disclosure controls and procedures, and the overall quality of the Company’s financial reporting. Separate private meetings without management present were also held with the Company’s chief internal audit executive at five meetings of the Committee in 2012 and with representatives of the Company’s independent registered public accounting firm at four meetings of the Committee in 2012. The Committee also held five regularly scheduled private meetings with the Company Ombudsman. The Ombudsman is responsible for handling concerns and inquiries regarding compliance matters, including any submissions regarding the Company’s accounting, internal controls and auditing, as required by the Sarbanes-Oxley Act of 2002.

In reliance on the Committee’s reviews and discussions with management, and the independent registered public accounting firm as discussed above, the Committee recommended that the Board of Directors include the audited financial statements of the Company in the Company’s 2012 Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.

This report is furnished by members of the Audit Committee.

Richard D. Kincaid Chair	V. Larkin Martin
John E. Bush	James H. Miller
Mark E. Gaumond	Ronald Townsend

Audit Committee Financial Expert

The Board has evaluated whether at least one Audit Committee member meets the qualifications to serve as an “audit committee financial expert” in accordance with SEC rules. Based on its evaluation, the Board has determined that Richard D. Kincaid is independent of management and qualifies as an audit committee financial expert.

Information Regarding Independent Registered Public Accounting Firm

Ernst & Young has served as the Company’s independent registered public accounting firm since May 22, 2012. The Audit Committee may change the appointment of the independent registered public accounting firm at any time if it determines, in its discretion, that such a change is in the best interest of the Company and its shareholders.

Ernst & Young billed the Company the following fees for services performed in fiscal 2012 and Deloitte & Touche billed the following fees in fiscal 2011:

	2012	2011
Audit fees	$997,458	$1,102,915
Audit-related fees	7,150	7,150
Tax fees	117,967	350,095
All other fees	1,995	3,080
	$1,124,570	$1,463,240

Audit fees include amounts for the audits of the annual financial statements and internal control over financial reporting, quarterly reviews of Forms 10-Q, statutory audits, accounting research and consents for SEC filings.

Audit-related services include services such as internal control reviews and transaction-related fees.

Tax fees include income tax services other than those directly related to audit of the tax accrual.

The independent registered public accountants are prohibited by Company policy from providing professional services to Company executives for personal income tax return preparation or for financial or estate tax planning.

All fiscal 2012 services provided by the independent registered public accountant were pre-approved in accordance with the Committee’s pre-approval policies and procedures set forth on the attached Appendix B.

MISCELLANEOUS

Annual Report

A copy of our Annual Report, which includes the 2012 Annual Report on Form 10-K (without exhibits), is available on the Internet at www.proxyvote.com as set forth in the Internet Notice. However, we will send a copy of our 2012 Annual Report on Form 10-K to any shareholder without charge upon written request addressed to:

Rayonier Inc.

Shareholder Relations

1301 Riverplace Boulevard

Suite 2300

Jacksonville, FL 32207, USA

Delivery of Materials to Shareholders Sharing an Address

In addition to furnishing proxy materials over the Internet, the Company takes advantage of the SEC’s “householding” rules to reduce the delivery cost of materials. Under such rules, only one Internet Notice or, if paper copies are requested, only one Proxy Statement and Annual Report is delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. If a shareholder sharing an address wishes to receive a separate Internet Notice or copy of the proxy materials, that shareholder may do so by contacting Broadridge Householding Department via telephone at 1-800-542-1061 or via mail addressed to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Any shareholder making such request will promptly receive a separate copy of the proxy materials, and separate copies of all future proxy materials. Any shareholder currently sharing an address with another shareholder, but nonetheless receiving separate copies of the materials, may request delivery of a single copy in the future by contacting Broadridge Householding Department by telephone or mail as indicated above.

BY ORDER OF THE BOARD OF DIRECTORS

W. EDWIN FRAZIER, III
Senior Vice President, Chief Administrative Officer and Corporate Secretary

APPENDIX A

RAYONIER

NON-EQUITY INCENTIVE PLAN

1.	Purpose

The Rayonier Non-Equity Incentive Plan is the vehicle through which the Compensation and Management Development Committee of the Rayonier Board of Directors will make cash incentive awards to key personnel, referred to as Designated Employees, that have an impact on the Company’s, or its Affiliates, achievement of annual or other short-term Performance Objectives, as determined by the Committee or established at its direction, from time to time. The Plan is effected through one or more Bonus Programs adopted periodically by the Committee and made effective for designated Performance Periods or until such time as the particular Bonus Program is modified or terminated.

2.	Definitions

For purposes of the Plan, the following terms have the indicated definitions. Terms not defined in the Plan have the same meaning as under the Rayonier Incentive Stock Plan.

(a) “Affiliate” means, with respect to the Company, any person that, directly or indirectly, is controlled by the Company. For purposes of this definition, the term “controlled by” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

(b) “Beneficiary” means the estate of a Designated Employee or such other beneficiary or beneficiaries lawfully designated pursuant to Section 6(h) to receive the amount, if any, payable under the Plan upon the death of a Designated Employee.

(c) “Board” means the Board of Directors of the Company.

(d) “Bonus Award” means the right of a Designated Employee to receive a cash payment pursuant to a Bonus Program under the Plan following the completion of a Performance Period based upon achievement of individual, group or Company Performance Objectives in respect of one or more Performance Goals during the Performance Period and with respect to Designated Employees who are not Covered Executive, based on such other measures as the Committee determines appropriate in respect of the Performance Period. The Bonus Award shall become payable to the extent the Performance Objectives established by, or pursuant to the instructions of, the Committee are satisfied as determined by the Committee in accordance with the rules applicable to the Bonus Program.

(e) “Bonus Program” means the particular terms applicable to Bonus Awards for a Performance Period as determined by the Committee not later than the Outside Rules Date.

(f) “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended and the applicable regulations thereunder. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)

(g) “Committee” means the Compensation and Management Development Committee of the Rayonier Board of Directors or such other committee of the Board assigned by the Board to administer the Plan.

(h) “Company” means Rayonier Inc., a North Carolina corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.

(i) “Covered Executive” means a Designated Employee whose compensation is required to be reported to shareholders in the Company’s proxy statement in respect of any year to the extent that the deduction for amounts payable to such Designated Employee in respect of such year are subject to the Section 162(m) Rules or who is otherwise so designated by the Committee or under rules established by the Committee.

(j) “Designated Employees” means with respect to any applicable Performance Period, the Covered Executives and other employees of the Company or any Affiliate designated by the Committee as eligible to receive Bonus Awards for a particular Bonus Program, which designation may be made by reference to salary grade or otherwise, and which designation in the case of a Covered Executive shall be made prior to the Outside Rules Date.

(k) “Outside Rules Date” means the date that it not later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed, or such other date by which the related action must be taken in accordance with the Section 162(m) Rules in respect of a Covered Executive.

(l) “Performance Goals” means or may be expressed in terms of any, but not limited to, of the following business criteria: (i) net income, (ii) earnings per share, (iii) operating income, (iv) operating cash flow, (v) earnings before income taxes and depreciation, (vi) earnings before interest, taxes, depreciation and amortization, (vii) operating margins (viii) reductions in operating expenses, (ix) sales or return on sales, (x) total stockholder return, (xi) return on equity, (xii) return on total capital, (xiii) return on invested capital, (xiv) return on assets, (xv) economic value added, (xvi) cost reductions and savings, (xvii) increase in surplus, (xviii) productivity improvements, and (xix) an executive’s attainment of personal objectives with respect to any of the foregoing criteria or other criteria such as growth and profitability, customer satisfaction, leadership effectiveness, business development, negotiating transactions and sales or developing long term business goals. A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. Unless otherwise determined by the Committee, the Performance Goals will be determined using GAAP consistently applied during a Performance Period by no later than the Outside Rules Date.

(m) “Performance Objective” means the level or levels of performance required to be attained with respect to specified Performance Goals in order that a Designated Employee shall become entitled to specified rights in connection with a Bonus Award. The level or levels of performance specified with respect to a Performance Goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more peer companies or an index covering multiple companies, or otherwise as the Committee may determine.

(n) “Performance Period” means a Plan Year or any other period designated by the Committee with respect to which Bonus Awards are granted under the applicable Bonus Program.

(o) “Plan” means this Rayonier Non-Equity Incentive Plan, as it may be amended from time to time, and any successor hereto.

(p) “Plan Year” shall mean the calendar year or, if different and so designated by the Committee, the fiscal year of the Company.

(q) “Retirement Plan” means the Retirement Plan for Salaried Employees of Rayonier Inc., as amended effective July 18, 1997, and as the same may be thereafter amended from time to time prior to the occurrence of a Change in Control.

(r) “Section 162(m) Rules” means the provisions of Section 162(m) of the Code, or any successor thereto, the Treasury regulations promulgated thereunder and any applicable guidance issued in respect thereof.

(s) “Section 409A Rules” means the provisions of Section 409A of the Code, or any successor thereto, the Treasury regulations promulgated thereunder and any applicable guidance issued in respect thereof.

(t) “Stock Plan” means the Rayonier Incentive Stock Plan

(u) “Target Award” means with respect to a Designated Employee, the amount, which may be expressed as the percentage of the Designated Employee’s base salary as in effect on the last day of a Plan Year (or if the Performance Period shall include more than one Plan Year, then unless the Committee shall have established otherwise, as in effect on the last day of each Plan Year within such Performance Period applied separately to each such year) or such other amount as may be designated by the Committee for the Designated Employee pursuant to the Bonus Program applicable to the Performance Period.

3.	Administration of the Plan

(a) Administration. The Plan shall be administered by the Committee. The Committee shall have the power to do all things necessary or convenient to effect the intent and purposes of the Plan consistent with the provisions hereof, including without limitation, the power to:

(i) determine the terms and conditions of each Bonus Program under the Plan, including the Performance Goals and Performance Objectives thereunder;

(ii) select those employees of the Company or any Affiliate who shall be Designated Employees to whom Bonus Awards shall be granted pursuant to a Bonus Program under the Plan;

(iii) determine the amount to be paid pursuant to each Bonus Award;

(iv) determine whether and the extent to which the conditions to the payment of a Bonus Award have been satisfied;

(v) provide rules and regulations from time to time for the management, operation and administration of the Plan and the Bonus Programs;

(vi) construe the Plan and the Bonus Programs, which construction shall be final and conclusive upon all parties; and

(vii) correct any defect, supply any omission or reconcile any inconsistency in the Plan and any Bonus Programs in such manner and to such extent as it shall deem expedient.

The resolution of any questions with respect to payments and entitlements pursuant to the provisions of the Plan and any Bonus Programs shall be determined by the Committee in its discretion, and all such determinations shall be final and conclusive.

(b) Delegation of Authority. The Committee may delegate to an officer of the Company, or a committee of two or more officers of the Company, discretion under the Plan or any Bonus Program, to grant, amend, interpret and administer Bonus Awards with respect to any Designated Employee other than a Covered Executive.

4.	Eligibility

Awards may be granted only to employees of the Company and its Affiliates, as determined by the Committee and who are identified as Designated Employees with respect to a Bonus Program. No Awards shall be granted to an individual who is not an employee of the Company or an Affiliate of the Company. No employee shall, at any time, have a right to become a Designated Employee in the Bonus Program for any Performance Period, for any reason, including notwithstanding the individual’s having previously participated in the Bonus Program.

5.	Procedures Applicable to Bonus Programs and Bonus Awards

(a) Bonus Programs. The Committee shall determine the scope of the Bonus Program for a particular Performance Period and, pursuant thereto, the Committee is authorized to grant Bonus Awards. For each Bonus Program, the Committee shall, in accordance with the terms of the Plan and prior to the Outside Rules Date, set or determine the following:

(i) Identify Designated Employees. The Committee shall determine the Designated Employees, or the class of Designated Employees, who will participate in the Bonus Program for the particular Performance Period.

(ii) Identify Performance Goals and Establish Performance Objectives. The Committee shall identify the Performance Goals and the parameters of the Performance Objectives to be applied for the Performance Period, including any applicable weightings to be given in respect of the Performance Goals for each Designated Employee or class of Designated Employees, and in this connection the Committee may:

(1) establish the Performance Objectives as consisting of one or more levels of performance with respect to a given Performance Goal;

(2) cause the Performance Objectives to differ for Bonus Awards among different Designated Employees;

(3) provide that more than one Performance Goal is incorporated in a Performance Objective, in which case achievement with respect to each Performance Goal may be assessed individually or in combination with each other; and

(4) establish a matrix setting forth the relationship between performance on two or more Performance Goals and allocate the amount of a Bonus Award among Performance Goals.

(iii) Set Target Awards. The Committee shall establish a Target Award for the Performance Period for each Designated Employee or class of Designated Employees in the Bonus Program, including for each Covered Executive.

(iv) Set Discretionary Variation Percentages. In the case of Designated Employees who are not Covered Executives, the Committee shall establish the percentage by which individual Bonus Awards may be increased or decreased based upon the Designated Employee’s performance against identified individual objectives established for such Designated Employee or class of Designated Employees.

(b) Duration of the Performance Periods. The Committee shall establish the duration of each Performance Period at the time that it sets the Performance Objectives for the Bonus Program applicable to that Performance Period. The Committee shall be authorized to permit overlapping or consecutive Performance Periods.

(c) Bonus Awards. The following terms shall apply to Bonus Awards generally under any Bonus Program:

(i) Conditional Right. Bonus Awards shall represent the conditional right of a Designated Employee to receive cash, based upon achievement of one or more pre-established Performance Objectives during a Performance Period. Bonus Awards shall be subject to such conditions, including deferral of settlement, risks of forfeiture and other terms and conditions as shall be specified by the Committee.

(ii) Non-uniformity of Awards. The provisions of Bonus Awards need not be the same with respect to each Designated Employee.

(iii) Bonus Pools. In the Committee’s discretion, Bonus Awards may take the form of a percentage of a bonus pool the magnitude of which shall be determined in a manner consistent with the determination of individual Bonus Awards based on individual Performance Objectives for all of the members in the pool, with the time period for establishing the magnitude of the pool and the fixing of the applicable percentage available to any individual, which shall be determined in accordance with the requirements of the Section 162(m) Rules with respect to the individuals in the pool to the extent applicable to such individuals.

(iv) Time of Payment. Except as otherwise determined by the Committee, any amounts payable in respect of Bonus Awards for a Performance Period will generally be paid as soon as practicable at the end of the Performance Period and not later than March 15 of the year following the Performance Period or at such other time as to allow the payment to be a “short term deferral” or otherwise not subject to Section 409A of the Code, as determined under the Section 409A Rules; provided that, the payment of a Bonus Award to a Covered Executive shall not be made prior to the certification required by Section 5(e)(ii), below.

(v) Deferral of Payment. Subject to such terms, conditions and administrative guidelines as the Committee shall specify from time to time, a Designated Employee shall have the right to elect to defer receipt of part or all of any payment due with respect to a Bonus Award.

(d) Adjustments to Bonus Awards and Performance Objectives.

(i) The Committee is authorized at any time during or after a Performance Period to reduce or eliminate the Bonus Award of any Designated Employee for any reason, including, without limitation, changes in the position or duties of any Designated Employee with the Company or an Affiliate during or after a Performance Period, whether due to any termination of employment (including death, disability, Retirement, voluntary termination or termination with or without cause) or otherwise.

(ii) To the extent necessary to preserve the intended economic effects of the Plan to the Company and the Designated Employees, the Committee shall adjust Performance Objectives, the Bonus Awards or both to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, such as any merger of the Company or any subsidiary into another corporation, any consolidation of the Company or any subsidiary into another corporation, any separation of the Company or any subsidiary (including a spin-off or the distribution of stock or property of the Company or any subsidiary), any reorganization of the Company or any subsidiary or a large, special and non-recurring dividend paid or distributed by the Company (whether or not such reorganization comes within the definition of Section 368 of the Code), (iii) any partial or complete liquidation of the Company or any subsidiary or (iv) a change in accounting or other relevant rules or regulations (any adjustment pursuant to this Clause (iv) shall be subject to the timing requirements of the last sentence of the definition of Performance Goal; provided, however, that no adjustment hereunder shall be authorized or made if and to the extent that the Committee determines that such authority or the making of such adjustment would cause the Bonus Awards for any Covered Executive to fail to qualify as “qualified performance-based compensation” under the Section 162(m) Rules.

(e) Additional Rules Applicable to Covered Executives.

(i) Section 162(m) Rules. Performance Objectives for any Covered Executive shall be objective and shall otherwise meet the requirements of the Section 162(m) Rules. If any provision of this Bonus Program would cause a Performance Bonus Award not to constitute “qualified performance-based compensation” under Section 162(m) with respect to a Covered Executive, that provision shall be severed from, and shall be deemed not to be a part of, the Bonus Program, in respect of such Covered Executive but the other provisions hereof shall remain in full force and effect. In the event that changes are made to the Section 162(m) Rules to permit greater flexibility under a Bonus Program as applied to Covered Executives, the Committee may make any adjustments it deems appropriate.

(ii) Certification. Following the completion of each Performance Period, the Committee shall certify in writing, in accordance with the requirements of the Section 162(m) Rules, whether the Performance Objective and other material terms for paying amounts in respect of each Bonus Award for any Covered Executive related to that Performance Period have been achieved or met. Bonus Awards for a Covered Executive shall not be settled until the Committee has made the certification required hereby.

(iii) Maximum Amount Payable Per Covered Executive. A Covered Executive shall not be granted Bonus Awards for all of the Performance Periods commencing in a calendar year that permit the Covered Executive in the aggregate to earn a payment in excess of 200% of the Covered Executive’s base salary in effect at the end of such calendar year.

(iv) Reduction in Bonus Award for Covered Executives. Notwithstanding the determination of the amount of a Covered Executive’s Bonus Award payable with respect to any Bonus Program, the Committee shall have the discretion to reduce or eliminate the Bonus Award otherwise payable to a Covered Executive if it determines that such a reduction or elimination of the bonus is in the best interests of the Company.

(f) Termination of Employment. In the event a Designated Employee terminates employment for any reason during a Performance Period or prior to the Bonus Award payment, he or she (or his or her Beneficiary, in the case of death) shall not be entitled to receive any Bonus Award for such Performance Period unless the Committee, in its sole and absolute discretion, elects to pay all or any part of a Bonus Award to such Designated Employee.

6.	Miscellaneous Provisions

(a) No Right Prior to Making of Bonus Award. No Designated Employee shall have any claim or right to be granted a Bonus Award under the Bonus Program until such Bonus Award is actually made.

(b) Unsecured Creditor Status. No Designated Employee or any other party claiming an interest in amounts earned under the Bonus Program shall have any interest whatsoever in any specific asset of the Company. To the extent that any person or entity acquires a right to receive payments under the Bonus Program, such rights shall be that of an unsecured general creditor of the Company.

(c) Non-Assignment of Awards. With the exception of payments made following the death of a Designated Employee, the rights and benefits of a Designated Employee hereunder are personal to the Designated Employee and shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer, encumbrance, attachment, garnishment or other disposition.

(d) Other Company Plans. Nothing contained in this Bonus Program shall limit the ability of the Company to make payments or awards to Designated Employees under any other plan, agreement or arrangement in effect at time the Bonus Program is established or upon a subsequent date. Bonus Awards under this Bonus Program shall not constitute compensation for the purpose of determining participation or benefits under any other plan of the Company unless specifically included as compensation in such plan.

(e) No Employment Right. Neither the existence of this Plan, nor any action taken hereunder, shall be construed as giving any Designated Employee any right to be retained in the employ of the Company or in any way interfere with or limit the right of the Company to terminate any Designated Employee’s employment at any time.

(f) Withholding. The Company shall withhold the amount of any federal, state, local or other tax, charge or assessment attributable to the grant of any Bonus Award or lapse of restrictions under any Bonus Award as it may deem necessary or appropriate, in its sole discretion. The Company shall have the right to deduct from a Bonus Award or from any other amounts due the Designated Employee from the Company, any other amounts required or permitted to be withheld by law.

(g) Committee Discretion and Authority. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Bonus Program shall be determined in the sole discretion of the Committee pursuant to the Plan.

(h) Beneficiary. The Beneficiary of a Designated Employee shall be the Designated Employee’s estate, which shall be entitled to receive the Bonus Award, if any, payable under the Plan upon his or her death. A Designated Employee may file with the Company a written designation of one or more persons as a Beneficiary in lieu of his or her estate, who shall be entitled to receive the Bonus Award, if any, payable under the Plan upon his or her death, subject to the enforceability of the designation under applicable law at that time. A Designated Employee may from time-to-time revoke or change his or her Beneficiary designation, with or without the consent of any prior Beneficiary as required by applicable law, by filing a new designation with the Company. Subject to the foregoing, the last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Designated Employee’s death, and in no event shall it be effective as of a date prior to such receipt. If the Committee is in doubt as to the right of any person to receive such Bonus Award, the Company may retain such Bonus Award, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such Bonus Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefore.

7.	Governing Law

The Plan and all determinations made and actions taken pursuant to the Plan shall be governed in accordance with Florida law.

8.	Effective Date/Term

The effective date of the Plan is January 1, 2014 (the “Effective Date”); provided that, the effectiveness of the Plan as it relates to payments to Covered Executives is conditioned upon Stockholder Approval of the Plan on or before the Effective Date, which Stockholder Approval shall be required again at a meeting occurring in the fifth year following the effective date of this Plan or at such other time as may be required by the Section 162(m) Rules.

This Plan restates the original Plan effective January 1, 2009 and is the successor to the management bonus arrangements contained in Section 9 of the Stock Plan, as in effect prior to its amendments effective January 1, 2009 (the “Former Plan”). Bonus Awards for periods ending prior to the Effective Date shall be governed by the Former Plan. Bonus Awards under this Plan may be granted at any time from after the Effective Date of the Plan until the Plan is terminated by the Board or the Committee. The Committee may terminate or amend a Bonus Program at any time.

APPENDIX B

Rayonier Audit Committee

Policies and Procedures

Pre-approval of Services Provided by the Independent Auditor

To ensure the Audit Committee (the “Committee”) approves all services to be provided by the Company’s independent auditors and maintains appropriate oversight, the following policies and procedures have been established.

Policies and Procedures

1. The Committee will approve the fees for the annual audit of the Company’s financial statements and reviews of quarterly financial statements.

2. The Committee will also approve at one of its regularly scheduled meetings an annual plan of all permissible services to be provided by the independent auditors as well as unanticipated projects that arise.

3. When the timing of the services does not allow for pre-approval in regularly scheduled Committee meetings, the Chairman of the Committee (or another member of the Committee so designated) may approve any audit or allowable non-audit services provided that such approved services are reported to the full Committee at the next regularly scheduled meeting. Approval must be received prior to commencement of the service, unless the service is one of the specific services listed below (see No. 4) that is permitted to be performed on a pre-approval basis.

4. The following audit-related services are pre-approved as they become required and need commencement before notifying the Chairman:

a. Required audits of wholly-owned subsidiaries of the Company,

b. Consent letters,

c. Audits of statutory financial statements in countries where audited financial statements must be filed with government bodies,

d. Annual audits of the Company’s defined benefit and savings plans,

e. Agreed-upon procedures or other special report engagements performed in connection with requirements under debt agreements or environmental laws, and

f. Subscription services for technical accounting resources and updates.

This pre-approval (prior to notifying the Committee) is for audit services or allowable audit-related services engagements for which fees are less than $10,000.

Any services performed in these pre-approved services categories that were not anticipated will be reported to the Committee at the next regularly scheduled meeting after commencement of the services. The requirements, scope and objectives of the service as well as estimated fees and timing will be reported to the Committee.

Any other services, such as for tax services unrelated to the audit, will require the explicit approval of the Chairman or the Committee prior to engaging the independent auditor.

B-1

RAYONIER INC. ATTN: W. EDWIN FRAZIER, III 1301 RIVERPLACE BOULEVARD SUITE 2300 JACKSONVILLE, FL 32207

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Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Daylight Time the day before the meeting date or the cut off date. Have your proxy/voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

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Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Daylight Time the day before the meeting date or the cut off date. Have your proxy/voting instruction card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors

	Nominees	For	Against	Abstain
	1 C. David Brown, II	☐	☐	☐
	2 John E. Bush	☐	☐	☐
	3 Thomas I. Morgan	☐	☐	☐
	The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain
	2 Reapproval of the material terms of performance-based awards under the Rayonier Non-Equity Incentive Plan	☐	☐	☐
	3 Approval, in a non-binding vote, of the compensation of our named executive officers as disclosed in the proxy statement	☐	☐	☐
	4 Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company	☐	☐	☐
NOTE: Properly executed proxies will be voted on such other business as may properly come before the meeting or any adjournment thereof.

Please sign your name where indicated below, including any joint owners. If signing as an attorney, executor, administrator or other fiduciary, please give your full title. If signing as an entity, please have an authorized signatory sign in full corporate or partnership name.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

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RAYONIER INC.
Annual Meeting of Shareholders
May 16, 2013 4:00 PM
This proxy is solicited by the Board of Directors

By signing this card, I (we) hereby (i) authorize PAUL G. BOYNTON, W. EDWIN FRAZIER, III, and MICHAEL R. HERMAN, or any of them, each with full power to appoint his substitute, to vote as Proxy for me (us), and (ii) direct Reliance Trust Company, Trustee under the Rayonier Investment and Savings Plan for Salaried Employees, the Rayonier Inc. Savings Plan for Non-Bargaining Unit Hourly Employees at Certain Locations, the Rayonier-Jesup Mill Savings Plan for Hourly Employees and the Rayonier Inc.-Fernandina Mill Savings Plan for Hourly Employees, to vote in person or by proxy all shares of Common Stock of Rayonier Inc. allocated to any accounts of the undersigned under such Plans, and which the undersigned is entitled to vote, in each case, on all matters which properly come before the Annual Meeting of Shareholders of Rayonier to be held at the Hyatt Regency Jacksonville Riverfront Hotel, 225 East Coastline Drive, Jacksonville, Florida on Thursday, May 16, 2013 at 4:00 p.m., Eastern Daylight Time, or at any adjournment thereof, the number of shares which I (we) would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card and proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or at any adjournment thereof.

The shares represented by this proxy when properly executed by the Shareholder(s) will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees and “FOR” proposals 2 through 4. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

YOU MAY VOTE BY INTERNET OR PHONE BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

(Continued, and to be signed and dated, on reverse side.)

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